CorTS® SUPPLEMENT 2002-8

between

STRUCTURED PRODUCTS CORP.,
as Depositor

and

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee

CorTS®Trust For Verizon Global Funding Notes

                         TABLE OF CONTENTS

                                                                 Page

Preliminary Statement.............................................1

Section 1  Certain Defined Terms..................................1

Section 2  Creation and Declaration of Trust; Sale of Term

Section 5  Class A Certificate Principal Balance And
           Denominations; Class B Certificates; Additional

Section 9  Certain Provisions of Base Trust Agreement Not

                         TABLE OF CONTENTS
                            (continued)
                                                                 Page

Exhibit A --   Identification  of the Term  Assets  as of  Closing Date
Exhibit B --   Terms of the  Class A  Certificates  as of  Closing Date
Exhibit C --   Terms of the  Class B  Certificates  as of  Closing Date
Exhibit D --   Form of Class A Certificates
Exhibit E --   Form of Call Warrant
Exhibit F --   Form of Class B Certificate
ii
           CorTS(R)  SUPPLEMENT  2002-8,  dated  as of June
           28, 2002 (this "Series  Supplement"),  between
           STRUCTURED    PRODUCTS   CORP.,   a   Delaware
           corporation,  as depositor (the  "Depositor"),
           and U.S. BANK TRUST  NATIONAL ASSOCIATION, a
           national banking association,  as trustee (the
           "Trustee").

                       PRELIMINARY STATEMENT

           Pursuant  to  the  Base  Trust  Agreement,  dated  as of
December   15,   2000  (the  "Base   Trust   Agreement"   and,   as
supplemented  pursuant to the Series Supplement,  the "Agreement"), between the  Depositor  and the  Trustee,  such  parties may at any time  and  from  time  to  time  enter  into  a  series  supplement supplemental  to the  Base  Trust  Agreement  for  the  purpose  of creating  a  trust.  Section  5.13  of  the  Base  Trust  Agreement provides  that the  Depositor may at any time and from time to time direct the Trustee to  authenticate  and deliver,  on behalf of any such  trust,  a  new  Series  of  trust  certificates.  Each  trust
certificate  of  such  new  Series  of  trust   certificates   will
represent  a  fractional  undivided  beneficial  interest  in  such trust  subject to the terms hereof.  Certain  terms and  conditions applicable  to each such  Series are to be set forth in the related series supplement to the Base Trust Agreement.

           Pursuant to this Series Supplement, the Depositor and the
Trustee  shall  create  and  establish  a new  trust  to be known as
CorTS(R)Trust  For Verizon Global Funding Notes, and a new Series of
trust certificates to be issued thereby, which certificates shall be known as the CorTS(R)Certificates, and the Depositor and the Trustee
shall  herein  specify  certain  terms  and  conditions  in  respect thereof.

           The  Certificates   shall  be  Fixed  Rate  Certificates
issued in two  Classes,  the  Class A  Certificates  (the  "Class A
Certificates")   and  the  Class  B  Certificates   (the  "Class  B
Certificates,"  and  together  with the Class A  Certificates,  the
"Certificates").  The  Trust  also is  issuing  call  options  with respect to $83,835,000  principal amount of Term Assets (the "Call
Warrants").

           On   behalf   of  and   pursuant   to  the   authorizing
resolutions  of  the  Board  of  Directors  of  the  Depositor,  an
authorized  officer of the Depositor has  authorized the execution,
authentication   and   delivery  of  the   Certificates,   and  has
authorized the Base Trust  Agreement and this Series  Supplement in accordance  with  the  terms  of  Section  5.13 of the  Base  Trust
Agreement.

Section 1. Certain  Defined  Terms.  (a)  All  terms  used in this
Series  Supplement  that are  defined in the Base Trust  Agreement,
either  directly  or  by  reference  therein,   have  the  meanings
assigned  to such terms  therein,  except to the extent  such terms are defined or modified  in this Series  Supplement  or the context requires  otherwise.  The Base Trust  Agreement also contains rules as to usage which shall be applicable hereto.

           (b) Pursuant to Article I of the Base Trust Agreement, the
meaning of certain  defined terms used in the Base Trust  Agreement shall,  when  applied  to the trust  certificates  of a  particular
Series,  be as  defined  in  Article  I but  with  such  additional provisions  and  modifications

as are specified in the related series  supplement.  With respect to the Certificates, the following definitions shall apply:

           "761  Election":  761  Election  shall have the  meaning
set forth in Section 29 of this Series Supplement.

           "Acceleration":  The  acceleration  of the  maturity  of
the Term  Assets  after the  occurrence  of any default on the Term
Assets other than a Payment Default.

           "Agreement":    Agreement   shall   have   the   meaning
specified in the Preliminary Statement to this Series Supplement.

           "Base  Trust  Agreement":  Base  Trust  Agreement  shall
have the meaning  specified  in the  Preliminary  Statement to this
Series Supplement.

           "Business  Day":  Any day other than a Saturday,  Sunday
or a day on which banking  institutions  in New York,  New York are authorized  or obligated by law,  executive  order or  governmental decree to be closed.

           "Call  Warrant":  Call  Warrant  shall have the  meaning
specified in the Preliminary Statement to this Series Supplement.

           "Certificate  Account":  With  respect  to this  Series,
the Eligible  Account  established and maintained by the Trustee in its  corporate  trust  department  in the  Trustee's  name  for the
benefit  of  the   related   Certificateholders,   into  which  all
payments  made on or with  respect to the related  Term Assets will be deposited.

           "Certificateholder"  or  "Holder":  With  respect to any
Certificate, the Holder thereof.

           "Certificateholders"  or  "Holders":  The Holders of the
Certificates.

           "Class A  Certificateholders":  The Holders of the Class
A Certificates.

           "Class B  Certificateholders":  The Holders of the Class
B Certificates.

           "Class  A  Fixed  Payment":  A  portion  of  each  equal
semiannual  installment  of interest  payable on the Term Assets on each June 1 and  December  1 or, if any such day is not a  Business
Day, then the immediately  following  Business Day, except that the final  installment  of  interest  will be  payable on  December  1,
2030,   commencing  on  December  1,  2002  through  and  including
December  1,  2030,  such  that the  Class A  Certificates  receive interest  distributions  at a rate per  annum  equal to  7.375%  on their Certificate Principal Balance.

           "Class  B  Fixed  Payment":  A  portion  of  each  equal
semiannual  installment  of interest  payable on the Term Assets on each June 1 and  December  1 or, if any such day is not a  Business
Day, then the immediately  following  Business Day, except that the final  installment  of  interest  will be  payable on  December  1,
2030,   commencing  on  December  1,  2002  through  and

including  December  1,  2030,  such that the  Class B  Certificates receive  interest  distributions at a rate per annum equal to 0.375%
on their Notional Amount.

           "Class  A  Proportion":  The sum of the  present  values
(discounted  at the rate of 7.375%  per  annum)  of (i) any  unpaid interest  distributions  due  or to  become  due  on  the  Class  A
Certificates  and  (ii) the  outstanding  principal  amount  of the
Class A  Certificates  (in each  case  assuming  that  the  Class A
Certificates  are paid when due and are not  redeemed  prior to the
Maturity Date).

           "Class B Proportion":  The present value  (discounted at
the  rate  of   7.375%   per   annum)   of  any   unpaid   interest
distributions  due or to  become  due on the  Class B  Certificates
(assuming that the Class B  Certificates  are paid when due and are not redeemed prior to the Maturity Date).

           "Closing Date":  June 28, 2002.

           "Collection  Period":  The period  from (but  excluding)
the  preceding  Distribution  Date  (or,  in the case of the  first
Distribution  Date,  from and including the Closing Date),  through and including the current Distribution Date.

           "Corporate  Trust  Office":  U.S.  Bank  Trust  National
Association,  100 Wall  Street,  Suite  1600,  New  York,  New York
10005,  Attention:  Corporate  Trust or such other  corporate trust office as the Trustee  shall  designate in writing to the Depositor and the Certificateholders.

           "Depositary":  The Depository Trust Company.

           "Distribution  Date": Any Scheduled  Distribution  Date,
the Maturity Date or any Term Assets Default  Distribution  Date or
any Term Assets Redemption Distribution Date.

           "Interest    Collections":    With    respect   to   any
Distribution  Date,  all payments  received by the Trustee,  during
the  Collection  Period  ending  on  such  Distribution   Date,  in
respect of (i)  interest on the Term Assets and (ii)  penalties  or other  amounts  required to be paid because of late payments on the
Term Assets.

           "Maturity Date":  December 1, 2030.

           "Notional  Amount":  The notional  amount set forth on a
Class B Certificate;  provided that the aggregate  notional  amount of all  Class B  Certificates  issued  on the  Closing  Date  shall equal the  principal  amount of the Term  Assets  held in the Trust on the Closing Date.

           "Payment  Default":  A default by the Term Assets Issuer
in the  payment  of any  amount  due on the Term  Assets  after the
same   becomes  due  and  payable  (and  the   expiration   of  any
applicable grace period on the Term Assets).

           "Place of Distribution":  New York, New York.

           "Rating  Agency":  Each of  Moody's  Investors  Service,
Inc.  ("Moody's"),  and Standard & Poor's Ratings Services ("S&P"),
a division of The  McGraw-Hill  Companies,  Inc., and any successor to either of the  foregoing.  References to "the Rating  Agency" in the  Agreement  shall  be  deemed  to be each  such  credit  rating agency.

           "Record Date":  With respect to any  Distribution  Date,
the day immediately preceding such Distribution Date.

           "Scheduled  Distribution  Date":  The  first day of each
June and December or, if any such day is not a Business  Day,  then the  immediately  following  Business  Day,  except  that the final
Scheduled  Distribution Date shall be December 1, 2030,  commencing
December  1,  2002   through  and   including   December  1,  2030;
provided,  however,  that  payment on each  Scheduled  Distribution
Date shall be subject to prior  payment of interest  or  principal, as applicable, on the Term Assets.

           "Specified Currency":  United States Dollars.

           "Term  Assets":  As of  the  Closing  Date,  $83,835,000
aggregate  principal  amount  of 7.75%  Notes,  issued  by the Term
Assets   Issuer,   sold  to  the  Trustee  by  the   Depositor  and
identified  on Exhibit A hereto.  Additional  Term  Assets may also be sold to the Trustee  from time to time  pursuant to Section 5 of this Series Supplement.

           "Term Assets  Default  Distribution  Date":  The date on
which the Trustee  makes a  distribution  of the proceeds  received in  connection  with a recovery  on the Term Assets (in the case of
Payment  Default,  after deducting any costs incurred in connection therewith)  following  a  Payment  Default  or an  Acceleration  or other default with respect to the Term Assets.

           "Term Assets Issuer":  Verizon Global Funding Corp.

           "Term Assets Payment  Date":  The first day of each June
and  December,  commencing  on  December  1,  2002  and  ending  on
December  1,  2030;  provided,  however,  that if any  Term  Assets
Payment Date would  otherwise  fall on a day that is not a Business
Day, such Term Assets  Payment Date will be the following  Business
Day.

           "Term Assets  Redemption  Distribution  Date":  The date
on which the  Trustee  receives  payment for a  redemption  of Term
Assets in accordance with their terms;  provided,  however,  if the
Trustee  receives  such  payment  after  10:00 A.M.  (New York City time) on such date, the Term Assets  Redemption  Distribution  Date shall be on the next Business Day.

           "Term Assets Trustee":  The trustee for the Term Assets.

           "Trust":  CorTS(R)Trust For Verizon Global Funding Notes.

           "Trust  Termination  Event":  (a) the payment in full at
maturity  or upon early  redemption  of the  Certificates,  (b) the distribution  of the proceeds  received upon a recovery on the Term
Assets  in the  case of a  Payment  Default  (after  deducting  the
costs  incurred  in  connection   therewith)  or  an   Acceleration
thereof (or other  default  with respect to the Term  Assets),  (c)
the sale by the  Trustee in  accordance  with the Call  Warrants of all the Term  Assets and the  distribution  in full of all  amounts due to  Certificateholders,  or (d)  the  liquidation  of the  Term

Assets in accordance  with Section  10(j) of this  Agreement in the event  that  periodic  reports  required  to be  filed  by the Term
Assets  Issuer  pursuant to the United States  Securities  Exchange
Act of 1934 are no longer being filed.

           "Voting Rights":  The Class A  Certificateholders  shall
have  100%  of  the  total  Voting   Rights  with  respect  to  the
Certificates,  which Voting  Rights  shall be  allocated  among all
Holders of Class A  Certificates  in  proportion  to the  principal balances held by such Holders on any date of determination.

           "Warrant   Agent    Agreement":    The   Warrant   Agent
Agreement,  dated as of the date hereof,  between the Depositor and
U.S.  Bank Trust  National  Association,  as  Warrant  Agent and as
Trustee, as the same may be amended or modified from time to time.

           "Warrant  Exercise  Date":  Warrant  Exercise Date shall
have the meaning given to such term in the Call Warrant.

           "Warrant  Exercise  Purchase  Price":  An amount paid by
the  Warrantholder  on each  Warrant  Exercise  Date  equal  to the principal  amount of the Term Assets  being  purchased  pursuant to
the  exercise  of  the  Call   Warrants  plus  accrued  and  unpaid
interest to and including the Warrant Exercise Date.

           "Warrantholder":  Warrantholder  shall have the  meaning
given to such term in the Call Warrant.

Section 2. Creation and Declaration of Trust; Sale of Term Assets;
Acceptance  by  Trustee.  (a) The  Trust,  of which the  Trustee is the trustee,  is hereby  created under the laws of the State of New
York  for the  benefit  of the  holders  of the  Certificates.  The
Trust shall be irrevocable.

           (b) The Depositor,  concurrently  with the execution and
delivery  hereof  and  pursuant  to  Section  2.1 of the Base Trust
Agreement,  has  delivered or caused to be delivered to the Trustee the Term Assets.

           (c)  The Depositor does hereby sell,  transfer,  assign,
set over and  otherwise  convey to the  Trustee  on behalf  and for the  benefit  of the  holders  of the  Certificates  and the Trust, without  recourse,  the Term  Assets.  The  Trustee  shall  pay the purchase  price  for the Term  Assets by  delivering  to, or at the direction  of,  the  Depositor,  all  of  the  Certificates  on the
Closing Date and making the payments  identified  in Section  10(l)
of this Series Supplement.

           (d)  The  Trustee  hereby  (i)  acknowledges  such sale,
deposit and delivery,  pursuant to  subsections  (b) and (c) above, and  receipt  by it of the Term  Assets,  (ii)  accepts  the trusts created  hereunder in accordance with the provisions  hereof and of the Base Trust  Agreement but subject to the Trustee's  obligation, as and  when  the same may  arise,  to make  any  payment  or other distribution  of the  assets  of  the  Trust  as  may  be  required pursuant to this Series  Supplement,  the Call  Warrants,  the Base
Trust Agreement and the  Certificates,  and (iii) agrees to perform the duties  herein or therein  required  and any failure to receive reimbursement  of  expenses  and  disbursements  under  Section  13 hereof  shall not  release the  Trustee  from its duties  herein or therein.

Section 3.  Designation.  There is hereby  created a Series of trust certificates  to be issued  pursuant to the Base Trust Agreement and this Series  Supplement to be known as the "CorTS(R)  Certificates."
The Certificates  shall be issued in two classes,  in the amount set forth in  Section  5 and  with the  additional  terms  set  forth in
Exhibits B and C to this Series Supplement. The Class A Certificates and the Class B Certificates  shall be issued in  substantially  the forms set forth in Exhibit D and  Exhibit F,  respectively,  to this
Series  Supplement  with such  necessary or  appropriate  changes as shall be approved by the Depositor and the Trustee, such approval to be manifested by the  execution  and  authentication  thereof by the
Trustee.   The  Certificates  shall  evidence  undivided   ownership
interests in the assets of the Trust,  subject to the liabilities of the Trust and shall be payable  solely  from  payments  or  property received  by the  Trustee on or in respect of the Term  Assets.  The
Class A Certificates will represent the entire beneficial  ownership interest in the principal  and  redemption  premium,  if any, of the
Term Assets,  and will represent a beneficial  ownership interest in the interest  received on the Term Assets equal to the Class A Fixed
Payments.  The Class B  Certificates  will  represent  a  beneficial ownership interest in the interest received on the Term Assets equal to the Class B Fixed Payments.  The Class A Certificates and Class B
Certificates  will rank pari  passu with  respect to its  respective beneficial  ownership  interest in the interest payments on the Term
Assets and will share  proportionately  in such interest  based upon the accrued and unpaid  Class A Fixed  Payments  and the accrued and unpaid Class B Fixed Payments.

Section  4.  Date of the  Certificates.  The  Certificates  that are authenticated  and  delivered  by the  Trustee to or upon  Depositor
Order on the Closing Date shall be dated the Closing Date. All other
Certificates that are  authenticated  after the Closing Date for any other purpose  under the Agreement  shall be dated the date of their authentication.

Section 5.    Class   A   Certificate    Principal    Balance   and
Denominations;  Class B Certificates;  Additional  Term Assets.  On
the  Closing  Date,   3,353,400   Class  A   Certificates   with  a
Certificate    Principal    Balance   of   $83,835,000   shall   be
authenticated  and  delivered  under the Base Trust  Agreement  and this Series  Supplement.  In addition,  on the Closing Date,  Class
B  Certificates  with a  Notional  Amount of  $83,835,000  shall be authenticated  and  delivered  under the Base Trust  Agreement  and this Series  Supplement.  The Certificate  Principal Balance of the
Class  A  Certificates  and  the  Notional  Amount  of the  Class B
Certificates  shall  each  initially  equal the  initial  principal amount of Term  Assets sold to the  Trustee  and  deposited  in the
Trust.  Such  Certificate  Principal  Balance and  Notional  Amount
shall be  calculated  without  regard to Class A  Certificates  and
Class B  Certificates,  respectively,  authenticated  and delivered upon  registration  of, transfer of, or in exchange for, or in lieu of, other Class A  Certificates  or Class B  Certificates  pursuant to  Sections  5.3,  5.4 or 5.5 of the  Base  Trust  Agreement.  The
Depositor  may sell to the  Trustee  additional  Term Assets on any date  hereafter  upon at least five (5) Business Days notice to the
Trustee and upon (i)  satisfaction  of the Rating Agency  Condition and (ii)  delivery  of an Opinion of Counsel to the effect that the sale of such  additional  Term Assets will not materially  increase the  likelihood  that the Trust  would fail to qualify as a grantor trust  under the Code and,  in any  event,  that the Trust will not fail to qualify  as either a grantor  trust or  partnership  (other than  a  publicly  traded  partnership  treated  as a  corporation)
under the Code.  Each  condition to be satisfied  with respect to a sale of Term  Assets  on or  prior  to the  Closing  Date  shall be satisfied  with  respect  to a sale of  additional  Term  Assets no later  than  the  date of sale  thereof,  each  representation  and warranty  set  forth  in the  Agreement  to be made on the  Closing
Date  shall  be made on such  date  of  sale  with  respect  to the additional  Term Assets,  and from and after such date of sale, all
Term  Assets  held by the  Trustee  shall be held on the same terms and  conditions.  Upon such sale to the Trustee,  the Trustee shall deposit such  additional  Term Assets in the  Certificate  Account, and  shall  authenticate  and  deliver  to  the  Depositor,  or its order,  Class A  Certificates  in a Certificate  Principal  Balance
and  Class  B  Certificates  in a  Notional  Amount  equal  to  the
principal   amount  of  such  additional  Term  Assets.   Any  such
additional   Class  A   Certificates   and  Class  B   Certificates
authenticated  and  delivered  shall rank pari passu with any Class
A Certificates  or Class B Certificates,  respectively,  previously issued in accordance with this Series Supplement.

Section 6. Currency of the  Certificates.  All  distributions on the
Certificates will be made in the Specified Currency.

Section 7. Form of Securities. The Trustee shall execute and deliver the  Certificates  in the  form of one or more  global  certificates registered in the name of DTC or its nominee.

Section 8. Call  Warrants.  (a)  Concurrently  with the execution of this Series Supplement,  the Trustee,  on behalf of the Trust, shall execute the Warrant Agent  Agreement and one or more Call  Warrants, dated as of the date hereof and substantially in the form of Exhibit
E hereto, initially evidencing all of the Call Warrants. The Trustee shall  perform  the  Trust's  obligations  under the  Warrant  Agent
Agreement and the Call Warrants in accordance with their  respective terms. In addition,  the Trustee shall execute and deliver such Call
Warrants, substantially in the form of Exhibit E hereto, as shall be necessary pursuant to the deposit of additional Term Assets into the
Certificate Account pursuant to Section 5 of this Series Supplement.

           (b) The  Trustee  shall  notify  the  Certificateholders
and the Rating  Agencies  upon  receipt of any notice,  pursuant to the provision of the Call  Warrants,  of a  Warrantholder's  intent to  exercise  its Call  Warrants.  Such  notice  from  the  Trustee
shall  state  (i)  the  Warrant   Exercise  Date,  (ii)  that  such
exercise of the Call  Warrant is  conditional  upon  receipt by the
Trustee of the  Warrant  Exercise  Purchase  Price with  respect to such  exercise,  (iii)  that the  Trustee  will  select  by lot for redemption  a  principal  amount of Class A  Certificates  equal to the  principal  amount of Term Assets to be purchased and that such redemption  of the Class A  Certificates  will occur on the Warrant
Exercise  Date at a price  equal  to $25  per  Class A  Certificate plus  accrued  and unpaid  interest to the date of  redemption  and
(iv)   that   on   the   date   of   redemption,    the   Class   B
Certificateholders  will be paid  accrued  and unpaid  interest  on the  Class B  Certificates  to the  date  of  redemption  and  that following  such  payment on the Class B  Certificates  the Notional
Amount  of  the  Class  B  Certificates  will  be  reduced  by  the principal  amount  of Term  Assets  purchased.  The  Trustee  shall promptly  notify  Certificateholders  of any  rescission  of such a notice and that the redemption of  Certificates  in connection with such exercise is also rescinded.

           (c)  Upon  the   exercise   of  any  Call   Warrant   in
accordance  with  the  terms  of the Call  Warrants,  the  Trustee, after receipt of the Warrant  Exercise  Purchase Price and the Call
Warrants  being  exercised,  shall deliver or cause to be delivered upon the  written  direction  of the  Warrant  Agent,  by 1:00 p.m.

(New York City time) on the  related  Warrant  Exercise  Date,  the
Term  Assets  as  specified  in  the  exercised   Call  Warrant  by
instructing  the  Depositary  to  credit  such  Term  Assets to the account of the exercising  Warrantholder  or its nominee,  provided that the  Trustee  shall have  received  notice of the  exercise of such Call Warrant  from the Warrant  Agent in  accordance  with the terms  of the  Call  Warrants  and  shall  have  received  from the
Warrant Agent an amount,  in immediately  available funds in a form acceptable to the Trustee,  equal to the Warrant Exercise  Purchase
Price for such Term  Assets  by 1:00 p.m.  (New York City  time) on
the  related  Warrant   Exercise  Date.  If  any  Call  Warrant  is
exercised in connection  with a partial  redemption of Term Assets,
the  Trustee  shall,  to  the  extent  possible,   deliver  to  the
exercising  Warrantholder,  Term Assets that have been selected for redemption.

           (d)  Upon  receipt  of  the  Warrant  Exercise  Purchase
Price  pursuant to the Call Warrants being  exercised,  the Trustee shall  deposit the amount of the Warrant  Exercise  Purchase  Price in  the  Certificate  Account  on or  before  the  related  Warrant
Exercise  Date and pay to the  Class A  Certificateholders  and the
Class  B   Certificateholders   the  amount  described  in  Section
8(b)(iii)  and  (iv)  above.   The  Class  A  Certificates   to  be
redeemed  will be  selected  by the  Trustee or DTC by lot and will be paid for on the Warrant  Exercise Date, and the Notional  Amount
of the Class B  Certificates  will be  reduced  pro rata based upon the  Notional  Amount  of  Class B  Certificates  held by a Class B
Certificateholder.

Section 9.         Certain  Provisions of Base Trust  Agreement Not
Applicable.  The  provisions  of Sections  2.3, 3.2, 3.3, 3.4, 3.5,
3.6, 3.8, 3.10, 3.11,  3.12, 3.13, 5.16, 5.17,  6.1(c) through (e),
6.6 and 9.1 of the Base  Trust  Agreement  and any other  provision of the Base  Trust  Agreement,  which  imposes  obligations  on, or creates  rights in favor of, the Trustee or the  Certificateholders as a result  of or in  connection  with an "Event  of  Default"  or
"Administrative  Agent  Termination  Event"  shall be  inapplicable with  respect  to  the  Certificates.  In  addition,  there  is  no
"Administrative  Agent"  specified  herein,  and all  references to
"Administrative Agent" in the Base Trust Agreement,  therefor shall be inapplicable with respect to the Certificates.

Section 10.      Distributions.

           (a) On  each  Scheduled  Distribution  Date, the Trustee
shall  distribute  to  the Class A  Certificateholders  the related
Class A Fixed Payment and shall   distribute   to   the   Class   B
Certificateholders  the  related  Class  B  Fixed  Payment,  to the extent of  Interest  Collections,  and on the  Maturity  Date shall
distribute  to  the  Class  A   Certificateholders   the  principal
balance   of  the   Class  A   Certificates   (in  the   amount  of
$83,835,000),  to the extent the  principal  of the Term  Assets is received  by the  Trustee on such date,  and shall  distribute  all other  amounts held in the Trust  pursuant to Section 10(k) of this
Series  Supplement;  provided,  however,  if any such  payment with respect to the Term  Assets is made to the  Trustee  after the Term
Assets  Payment  Date on which such  payment  was due,  the Trustee
shall   distribute   such  amount  received  on  the  Business  Day
following such receipt.

           (b) In the event of a Payment Default, the Trustee shall
proceed against the Term  Assets   Issuer    on   behalf   of   the
Certificateholders  to  enforce  the Term  Assets or  otherwise  to protect the  interests  of the  Certificateholders,  subject to the receipt of  indemnity  in form and  substance  satisfactory  to the
Trustee;  provided  that,  holders  of  the  Class  A  Certificates representing  a  majority  of the  Voting  Rights  on the  Class  A
Certificates  will be  entitled  to direct the  Trustee in any such proceeding  or direct the Trustee to sell the Term Assets,  subject
to  the  Trustee's  receipt  of  satisfactory   indemnity.  If  the
Trustee is directed  to sell the Term  Assets,  the  Trustee  shall solicit  bids  for the  sale of the  Term  Assets  with  settlement thereof on or before the third (3rd)  Business  Day after such sale from three  leading  dealers  in the  relevant  market.  Any of the following  dealers  shall be deemed to qualify as leading  dealers:
(1) Credit Suisse First Boston  Corporation,  (2) Goldman,  Sachs &
Co., (3) Lehman  Brothers Inc., (4) Merrill Lynch,  Pierce,  Fenner
& Smith  Incorporated,  (5)  UBS  Securities  LLC  and (6)  Salomon
Smith  Barney  Inc.;  provided,  however,  that no bid from Salomon
Smith  Barney  Inc.  or any  affiliate  thereof  shall be  accepted unless  such bid  equals  the then fair  market  value of such Term
Assets.  The Trustee  shall not be  responsible  for the failure to obtain a bid so long as it has made  reasonable  efforts  to obtain bids.  If a bid for the sale of the Term  Assets has been  accepted by the  Trustee  but the sale has failed to settle on the  proposed settlement  date,  the  Trustee  shall  request  new bids from such
leading   dealers.   In  the  event  of  an   Acceleration   and  a
corresponding  payment  on  the  Term  Assets,  the  Trustee  shall distribute the proceeds to the Class A  Certificateholders  and, to the extent such proceeds  represent  scheduled interest payments on the  Term  Assets,  to the  Class  B  Certificateholders  up to the
amount of the accrued  interest  based on the Notional  Amount,  no later than two (2) Business  Days after the receipt of  immediately available funds.

           (c) In the event that the Trustee receives money or other
property  in respect of the Term  Assets  (other  than a  scheduled payment  on or with  respect  to an  interest  payment  date)  as a result of a Payment  Default  on the Term  Assets  (including  from the sale  thereof),  the  Trustee  will  promptly  give  notice  as
provided  in  Section   18(c)  to  the   Depositary,   or  for  any
Certificates   which  are  not  then  held  by  DTC  or  any  other
depository,   directly   to   the   registered   holders   of   the
Certificates  then  outstanding  and  unpaid.   Such  notice  shall
state  that,  not  later  than 30 days  after the  receipt  of such
moneys  or  other   property,   the  Trustee   will   allocate  and
distribute  such  moneys or other  property to the holders of Class
A  Certificates  pro rata by  principal  amount  and, to the extent such proceeds  represent  scheduled interest on the Term Assets, to the  holders  of  the  Class  B  Certificates  up  to  the  accrued interest  thereon,  pro rata by Notional  Amount  (after  deducting
the  costs   incurred  in  connection   therewith  and  subject  to
clause (l)  of this Section 10).  Property  other than cash will be liquidated  by the Trustee,  and the proceeds  thereof  distributed in cash,  only to the extent  necessary  to avoid  distribution  of fractional  securities  to Class A  Certificateholders.  Other than as provided in clause (l) below,  no amount will be  distributed to the Depositor in respect of the Term Assets.

           (d)   Distributions to  the  Certificateholders  on each
Distribution Date will be made to the Certificateholders of  record on the Record Date.

           (e) All  distributions  (other  than  distributions  made
pursuant to Section  10(g)) to Class A  Certificateholders  shall be allocated  pro rata  among the Class A  Certificates  based on their
respective   principal   balances  as  of  the  Record   Date.   All
distributions to Class B  Certificateholders  shall be allocated pro rata  among  the  Class B  Certificates  based on  their  respective
Notional Amount as of the Record Date.

           (f) Notwithstanding any provision of the Agreement to the
contrary,  to the  extent  funds are  available,  the  Trustee  will initiate  payment in immediately  available funds by 10:00 A.M. (New
York City time) on each  Distribution Date of all amounts payable to each  Certificateholder with respect to any Certificate held by such
Certificateholder  or its nominee  (without  the  necessity  for any presentation  or  surrender  thereof or any notation of such payment thereon) in the manner and at the address as each  Certificateholder may from time to time  direct the  Trustee in writing  fifteen  (15)
days prior to such  Distribution  Date  requesting that such payment will be so made and  designating  the  bank  account  to which  such payments  shall be so made. The Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder  pursuant to this Section  10(f) unless a new  instruction  is delivered  fifteen
(15) days prior to a Distribution Date.

           (g) Upon receipt by the Trustee of a notice that all or a
portion of the Term Assets are to be  redeemed,  the  Trustee  shall select  by  lot  for  redemption  a  principal  amount  of  Class  A
Certificates   and  reduce  the  Notional  Amount  of  the  Class  B
Certificates  equal to the principal amount of the Term Assets to be redeemed  on the  Term  Assets  Redemption  Distribution  Date.  The
Trustee  shall  promptly  give  notice  of  such  redemption  to the
Warrantholder.  Notice of such redemption shall also be given by the
Trustee to the registered  Certificateholders  not less than fifteen
(15) days prior to the Term Assets  Redemption  Distribution Date by
mail  to  each  registered   Certificateholder  at  such  registered
Certificateholder's  last address on the register  maintained by the
Trustee;  provided,  however, that the Trustee shall not be required to give any notice of  redemption  prior to the third  business  day after the date it receives notice of such redemption. Subject to the exercise  of the Call  Warrants  (in which  case the  provisions  of
Section 8 of this Series  Supplement  shall apply),  the  redemption price for the Class A Certificates redeemed shall be $25 per Class A
Certificate  plus  accrued  and  unpaid  interest  to  the  date  of redemption plus a pro rata share of the redemption  premium, if any, received from the Term Assets Issuer. In addition,  the Trustee will pay to the Class B Certificateholders accrued and unpaid interest to the date of redemption, but solely to the extent of amounts received on the Term Assets which represent  interest on the Term Assets, and will reduce the  Notional  Amount of the Class B  Certificates,  pro
rata based on the Notional  Amount  held,  by an amount equal to the principal amount of the Term Assets redeemed.

           (h) The Term  Assets  Issuer  has the right to redeem the
Term  Assets in whole or in part,  at the option of the Term  Assets
Issuer at any time,  at a  redemption  price equal to the greater of
(i) 100% of the  principal  amount of the Term Assets to be redeemed and (ii) the sum of the present  values of the  remaining  scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual  basis at a certain treasury rate plus 35 basis points,  plus in each case, accrued and unpaid interest to the date of redemption.

           (i)  [Reserved].

           (j)  In the event that periodic  reports  required to be
filed  by  the  Term  Assets   Issuer   under  the  United   States
Securities  Exchange  Act of 1934 are no longer being filed and the
Depositor  determines in its sole discretion that under  applicable
securities   laws,   rules  or   regulations   the  Trust  must  be
liquidated,  then the Trustee shall  liquidate  any remaining  Term
Assets and distribute any proceeds  thereof.  The distribution will be  allocated  between  the  Class A  Certificates  and the Class B
Certificates  such  that the  percentage  received  by the  Class A
Certificateholders  of the total  distribution  equals  the Class A
Proportion  divided by the sum of the Class A  Proportion  plus the
Class B  Proportion  and the  percentage  received  by the  Class B
Certificateholders  of the total  distribution  equals  the Class B
Proportion  divided by the sum of the Class A  Proportion  plus the
Class B  Proportion.  The Trustee  shall notify each Rating  Agency of any such  liquidation of the Trust. If the Trustee is required to liquidate  the Term Assets  pursuant to Section  10(j),  the Trustee shall  solicit bids for the sale of the Term Assets with  settlement thereof on or before the third  (3rd)  Business  Day after such sale from  three  leading  dealers  in the  relevant  market.  Any of the following dealers shall be deemed to qualify as leading dealers: (1)
Credit  Suisse First Boston  Corporation,  (2) Goldman,  Sachs &
Co., (3) Lehman  Brothers Inc., (4) Merrill  Lynch,  Pierce,  Fenner
&  Smith  Incorporated,  (5) UBS  Securities LLC and (6) Salomon
Smith Barney Inc.; provided, however, that no bid from Salomon Smith
Barney Inc. or any affiliate  thereof shall be accepted  unless such bid  equals  the then fair  market  value of such Term  Assets.  The
Trustee shall not be responsible  for the failure to obtain a bid so long as it has made reasonable  efforts to obtain bids. If a bid for the sale of the Term Assets has been accepted by the Trustee but the sale has  failed to  settle on the  proposed  settlement  date,  the
Trustee shall request new bids from such leading dealers.

           (k)  The  rights of the  Certificateholders  to  receive
distributions  in respect of the  Certificates,  and all  interests of the  Certificateholders  in such distributions,  shall be as set forth in this Series  Supplement.  Notwithstanding  anything in the
Agreement to the  contrary,  to the extent there remains on deposit monies or  property  in the Trust  after (i) all accrued and unpaid
Class  A  Fixed   Payments  and  the  return  of  the   Certificate
Principal  Balance  are made on the Class A  Certificates  and (ii)
all  accrued  and  unpaid  Class B Fixed  Payments  are made on the
Class B  Certificates,  such remaining  monies or property shall be distributed to the Class B  Certificateholders  on a pro rata basis based on the Notional  Amount of Class B  Certificates  held on the date  the  final  Class B Fixed  Payment  was  made on the  Class B
Certificates.  The  Trustee  shall  in no  way  be  responsible  or liable to the  Certificateholders  nor shall any  Certificateholder
in   any   way   be    responsible   or   liable   to   any   other
Certificateholder  in respect of amounts previously  distributed on the Certificates  based on their respective  principal  balances or
Notional Amounts, as the case may be.

           (l)  On the  Closing  Date,  as partial  payment for the
Term  Assets,  the Trustee  shall  deliver to, or at the  direction of, the  Depositor  all of the  Certificates.  On December 1, 2002,
as  payment  of the  balance  of the  purchase  price  for the Term
Assets,  the Trustee  shall pay to the  Depositor  from the Class A
Fixed  Payment  and  the  Class B Fixed  Payment  received  on such date,  the amount of the  interest  accrued on the Term Assets from
June 1, 2002 to but not including  the Closing  Date,  which amount equals  $487,290.94.  In the event the  Class A Fixed  Payment  and the Class B Fixed  Payment are not  received by the Trustee on such date or otherwise  are  insufficient  to pay such amount of accrued interest to the  Depositor,  the  Depositor  shall have a claim for the unpaid  portion of such  amount and shall share pari passu with the  Certificateholders  to the  extent  of such  claim  (i) in the proceeds  from the sale or  recovery  of the  Term  Assets,  in the case of the Class A  Certificates  and (ii) in the  portion of such proceeds  which  represent  interest  in the  case  of the  Class B
Certificates.

Section 11. Termination of Trust. (a) The Trust shall terminate upon the occurrence of any Trust Termination Event.

           (b) Except for any reports and other information required
to be provided to  Certificateholders  hereunder  and under the Base
Trust  Agreement  and  except  as  otherwise  specified  herein  and therein,  the  obligations  of the Trustee will  terminate  upon the distribution  to  Certificateholders  of all amounts  required to be distributed  to them and the  disposition of all Term Assets held by the  Trustee.  The  Trust  shall  thereupon  terminate,  except  for surviving rights of indemnity.

Section 12.  Limitation of Powers and Duties.  (a) The Trustee shall administer the Trust and the Term Assets solely as specified  herein and in the Base Trust Agreement.

           (b) The Trust is  constituted  solely for the  purpose of
acquiring and holding the Term Assets and issuing the Call Warrants.
The Trustee is not  authorized to acquire any other  investments  or engage in any activities  not authorized  herein and, in particular, unless  expressly  provided  in the  Agreement,  the  Trustee is not authorized (i) to sell, assign, transfer,  exchange, pledge, set-off or otherwise  dispose of any of the Term Assets,  once acquired,  or interests therein, including to Certificateholders, (ii) to merge or consolidate the Trust with any other entity, or (iii) to do anything that would  materially  increase the likelihood  that the Trust will fail to qualify as a grantor trust for United States  federal income tax  purposes.  In  addition,  the  Trustee  has no power to create, assume or incur indebtedness or other liabilities in the name of the
Trust  other  than as  contemplated  herein  and in the  Base  Trust
Agreement.

           (c) The  parties  acknowledge  that the  Trustee,  as the
holder of the Term Assets,  has the right to vote and give  consents and  waivers  in respect of the Term  Assets and  enforce  the other rights, if any, of a holder of the Term Assets,  except as otherwise limited by the Base Trust  Agreement or this Series  Supplement.  In the event that the Trustee  receives a request  from the Term Assets
Trustee,  the Term Assets Issuer or, if  applicable,  the Depositary with respect to the Term Assets,  for the  Trustee's  consent to any amendment,  modification  or  waiver  of  the  Term  Assets,  or any document  relating thereto,  or receives any other  solicitation for any action with respect to the Term Assets, the Trustee shall within two (2)  Business  Days  mail a notice of such  proposed  amendment,
modification,    waiver   or    solicitation   to   each   Class   A
Certificateholder  and Class B Certificateholder of record as of the date of such request.  The Trustee shall request  instructions  from the Class A Certificateholders as to what action to take in response to such  request  and shall be  protected  in taking no action if no direction is  received.  Except as otherwise  provided  herein,  the
Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the principal balances of the Class
A  Certificates)  as the  Class A  Certificates  of the  Trust  were actually  voted or not voted by the  Holders  thereof as of the date determined  by the Trustee prior to the date such vote or consent is required;  provided,  however, that, notwithstanding anything to the contrary in the Base Trust Agreement or this Series Supplement,  the
Trustee  shall at no time vote in favor of or  consent to any matter
(i) which  would  alter the  timing or amount of any  payment on the
Term Assets (including, without limitation, any demand to accelerate the Term  Assets)  or (ii) which  would  result in the  exchange  or substitution of any Term Asset whether or not pursuant to a plan for the refunding or refinancing of such Term Asset, except in each case with the unanimous consent of the Certificateholders, and subject to the  requirement  that such vote would not  materially  increase the likelihood  that the Trust will fail to  qualify as a grantor  trust for federal income tax purposes,  and, in any event,  that the Trust will not fail to  qualify as either a grantor  trust or  partnership
(other than a publicly traded partnership  treated as a corporation)
under the Code, such  determination to be based solely on an Opinion of  Counsel.  The  Trustee  shall not be  obligated  to  follow  any instruction  that would  cause the Trust to violate the terms of any agreement  or  other  obligation  to  which  the  Trust  is a party, including  the Warrant  Agent  Agreement.  The Trustee shall have no liability for any failure to act or to refrain from acting resulting from the  Certificateholders'  late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

           (d) Notwithstanding any provision of the Agreement to the
contrary, the Trustee may require from the Certificateholders  prior to taking any action at the direction of the Certificateholders,  an indemnity agreement of a Certificateholder  or any of its Affiliates to provide for security or indemnity against the costs, expenses and liabilities  the Trustee may incur by reason of any such action.  An unsecured indemnity agreement,  if acceptable to the Trustee,  shall be deemed to be  sufficient  to satisfy  such  security or indemnity requirement.

           (e) Notwithstanding any provision of the Agreement to the
contrary,  the Trustee shall act as the sole  Authenticating  Agent,
Paying Agent and Registrar.

Section 13.  Compensation  of Trustee.  Each of the Trustee and U.S.
Bank National Association,  as co-trustee (the "co-trustee"),  shall be entitled to receive from the  Depositor as  compensation  for its services hereunder,  trustee's fees pursuant to a separate agreement among the Trustee, the co-trustee,  and the Depositor,  and shall be reimbursed for all reasonable  expenses,  disbursements and advances incurred  or  made by it  (including  the  reasonable  compensation, disbursements  and  expenses of its  counsel  and other  persons not regularly in its employ).  The  Depositor  shall  indemnify and hold harmless each of the Trustee and the co-trustee, and its successors, assigns,  agents and servants against any and all loss, liability or reasonable  expense  (including  attorneys'  fees) incurred by it in connection with the administration of this trust and the performance of its duties  thereunder.  The  Trustee  and the  co-trustee  shall notify the  Depositor  promptly of any claim for which they may seek indemnity. Failure by the Trustee or the co-trustee to so notify the
Depositor  shall  not  relieve  the  Depositor  of  its  obligations hereunder. The Depositor need not reimburse any expense or indemnify against any loss,  liability  or expense  incurred by the Trustee or the co-trustee through the Trustee's or the co-trustee's own willful misconduct, gross negligence or bad faith. The indemnities contained in this Section 13 shall survive the  resignation  or termination of the Trustee or the co-trustee, or the termination of this Agreement.

           Failure by the Depositor to pay,  reimburse or indemnify
the  Trustee or the  co-trustee  shall not  entitle  the Trustee or the  co-trustee to any payment,  reimbursement  or  indemnification from the Trust,  nor shall such failure  release either the Trustee or the  co-trustee  from the duties it is required to perform under
this   Series    Supplement.    Any   unpaid,    unreimbursed    or
unindemnified  amounts  shall  not be borne by the  Trust and shall not  constitute  a claim  against the Trust,  but shall be borne by
each  of  the  Trustee  and  the   co-trustee  in  its   individual
capacity,  and  the  Trustee  and  the  co-trustee  shall  have  no recourse against the Trust with respect thereto.

           The Trustee  hereby agrees that it shall not receive any
additional  compensation  for the  performance  of its  duties,  as warrant agent under the Warrant Agreement.

Section 14.  Modification  or  Amendment.  (a) The Trustee shall not enter into any modification or amendment of the Base Trust Agreement or this Series  Supplement  unless such modification or amendment is in  accordance  with  Section  10.1  of the  Base  Trust  Agreement.

Pursuant to Section 5 of this Series  Supplement,  the Depositor may sell to the Trustee additional Term Assets from time to time without violation or trigger of this Section 14. Notwithstanding anything to the contrary  contained in Section 10.1 of the Base Trust Agreement, the  Base  Trust  Agreement  or this  Series  Supplement  may not be amended or modified for the purposes  contained in items (v) through
(viii)  in  Section  10.1 of the Base  Trust  Agreement  unless  the
Trustee has received  written  confirmation  from each Rating Agency that such  amendment  will not cause such Rating Agency to reduce or withdraw the then current rating thereof.

           (b) The Required Percentage--Amendment (as defined in the
Base Trust  Agreement)  referenced in the second  proviso of Section
10.1(b) of the Base Trust Agreement shall be 100%.

Section 15.  Accounting.  Notwithstanding  Section  3.16 of the Base
Trust  Agreement,  no such  accounting  reports  shall be  required.
Pursuant  to Section  4.2 of the Base Trust  Agreement,  the Trustee
shall cause the  statements to be prepared and forwarded as provided therein.

Section 16. No  Investment of Amounts  Received on Term Assets.  All
amounts received on or with respect to the Term Assets shall be held uninvested by the Trustee.

Section 17. No Event of Default. There shall be no Events of Default defined with respect to the Certificates.

Section  18.  Notices.  (a)  All  directions,  demands  and  notices hereunder and under the Base Trust Agreement shall be in writing and shall be deemed to have been duly given when  received if personally delivered  or mailed by first  class  mail,  postage  prepaid  or by express  delivery  service  or by  certified  mail,  return  receipt requested or delivered in any other manner specified herein,  (i) in the  case  of the  Depositor,  to  Structured  Products  Corp.,  388
Greenwich Street,  10th Floor, New York, New York 10013,  Attention:
Secretary,  or such other  address as may  hereafter be furnished to the Trustee in writing by the Depositor, and (ii) in the case of the
Trustee, to U.S. Bank Trust National  Association,  100 Wall Street,
Suite 1600, New York, New York 10005,  Attention:  Corporate  Trust,
facsimile  number  (212)  809-5459,  or such  other  address  as may hereafter be furnished to the Depositor in writing by the Trustee.

           (b) For  purposes  of  delivering  notices  to the Rating
Agency  under  Section  10.07  of  the  Base  Trust  Agreement,   or
otherwise,  such notices shall be mailed or delivered as provided in such Section 10.07, to: Standard & Poor's Ratings Services, 55 Water
Street,  New York, New York 10041;  and Moody's  Investors  Service,
Inc.,  Structured  Derivative Products,  99 Church Street, New York,
New York  10007;  or such other  address  as the  Rating  Agency may designate in writing to the parties hereto.

           (c) In the event a  Payment  Default  or an  Acceleration
occurs, the Trustee shall promptly give notice to the Depositary or, for any  Certificates  which are not then held by the  Depositary or any other  depository,  directly  to the  registered  holders of the
Certificates  thereof.  Such notice shall set forth (i) the identity of the  issue of Term  Assets,  (ii) the  date  and  nature  of such
Payment Default or  Acceleration,  (iii) the principal amount of the interest or principal in default,  (iv) the Certificates affected by the Payment Default or Acceleration,  and (v) any other  information which the Trustee may deem appropriate.

           (d)  Notwithstanding  any  provisions of the Agreement to
the  contrary,  the  Trustee  shall  deliver  all notices or reports required to be  delivered  to or by the Trustee or the  Depositor to the Certificateholders without charge to such Certificateholders.

Section 19. Access to Certain Documentation. Access to documentation regarding  the Term Assets will be  afforded  without  charge to any
Certificateholder so requesting pursuant to Section 3.17 of the Base
Trust  Agreement.  Additionally,  the Trustee  shall  provide at the
request   of  any   Certificateholder   without   charge   to   such
Certificateholder the name and address of each  Certificateholder of
Certificates  hereunder as recorded in the Certificate  Register for purposes of contacting the other  Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates,  subject to the transfer restrictions set forth herein.

Section 20.  Advances.  There is no  Administrative  Agent specified herein;  hence no person  (including the Trustee) shall be permitted or  obligated  to make  Advances as  described in Section 4.3 of the
Base Trust Agreement.

Section 21.  Ratification  of Agreement.  With respect to the Series issued hereby,  the Base Trust  Agreement  (including the grant of a security  interest in Section 10.8 of the Agreement  with respect to the Term Assets conveyed hereunder),  as supplemented by this Series
Supplement,  is in all respects ratified and confirmed, and the Base
Trust Agreement as so supplemented by this Series  Supplement  shall be read, taken and construed as one and the same instrument.  To the extent  there is any  inconsistency  between  the  terms of the Base
Trust Agreement and this Series Supplement, the terms of this Series
Supplement shall govern.

Section 22. Counterparts.  This Series Supplement may be executed in any  number  of  counterparts,  each of which so  executed  shall be deemed  to be an  original,  but  all  of  such  counterparts  shall together constitute but one and the same instrument.

Section  23.   Governing  Law.  This  Series   Supplement  and  each
Certificate  issued  hereunder shall be governed by and construed in accordance  with the laws of the  State  of New York  applicable  to agreements  made  and  to  be  performed  entirely  therein  without reference  to such  State's  principles  of  conflicts of law to the extent  that the  application  of the laws of  another  jurisdiction would be required thereby, and the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 24. [Reserved]

Section 25.  Certificate of Compliance.  The Depositor shall deliver to the  Trustee on or prior to June 30 of each year prior to a Trust
Termination  Event the  Officer's  Certificate  as to  compliance as required by Section 6.1(b) of the Base Trust Agreement.

Section 26. Appointment of Co-Trustee. The Depositor and the Trustee
hereby appoint U.S. Bank National  Association,  a national  banking association,  as co-trustee under the Agreement. Any action required to be  taken by the  Trustee  may be  taken  by U.S.  Bank  National

Association,  as co-trustee, in full satisfaction of the obligations of the Trustee.  By its acceptance of this Series  Supplement,  U.S.
Bank  National   Association   hereby  accepts  its  appointment  as
co-trustee under the Agreement.

Section 27. Rule 144A Provisions for Class B Certificates. The Class
B Certificates shall be reoffered solely to "qualified institutional buyers" as defined in Rule 144A of the  Securities  Act of 1933. All purchasers of the Class B Certificates,  by their purchase, shall be
deemed  to  have   represented   that  they  constitute   "qualified
institutional  buyers" as defined in Rule 144A of the Securities Act of 1933.  Further,  at any time  when the  Trust is not  subject  to
Section 13 or 15(d) of the United States Securities  Exchange Act of
1934, as amended, upon the request of any Class B Certificateholder, the  Trustee on behalf of the Trust shall  promptly  furnish to such
Class B Certificateholder or to a prospective purchaser of any Class
B Certificate  designated by such Class B Certificateholder,  as the case may be, the  information  which the Depositor  determines to be required  to be  delivered  pursuant  to Rule  144A(d)(4)  under the
Securities  Act  ("Rule  144A   Information")  in  order  to  permit
compliance  by such  Class B  Certificateholder  with  Rule  144A in connection with the resale of such Class B Certificate by such Class
B Certificateholder;  provided, however, that the Trust shall not be required to provide  audited  financial  statements more than once a year or to furnish  Rule 144A  Information  in  connection  with any request  made on or after the date that is two years  from the later of (i) the date such Class B Certificate (or any predecessor Class B
Certificate) was acquired from the Trust or (ii) the date such Class
B Certificate  (or any  predecessor  Class B  Certificate)  was last acquired from an "affiliate" of the Trust within the meaning of Rule
144, in each case as determined by the Depositor.

Section 28.  Reporting  Obligations.  The Depositor shall advise and reasonably  cooperate  with the Trustee as to what  information,  if any, is required by Rule  144A(d)(4) of the  Securities Act of 1933, as amended, and the Trustee shall be entitled to rely on such advice of the Depositor.

Section 29. Statement of Intent.  It is the intention of the parties hereto that, for purposes of federal  income taxes,  state and local income  and  franchise  taxes  and any  other  taxes  imposed  upon, measured  by or based upon gross or net  income,  the Trust shall be treated as a grantor  trust,  but  failing  that,  as a  partnership
(other than a publicly traded partnership treated as a corporation).
The  parties  hereto  agree  that,  unless  otherwise   required  by
appropriate  tax  authorities,  the Trust  shall file or cause to be filed  annual or other  necessary  returns,  reports and other forms consistent  with such intended  characterization.  In the event that the Trust is  characterized  by  appropriate  tax  authorities  as a partnership for federal income tax purposes, each Certificateholder,
by  its  acceptance  of  its  Certificate,   agrees  to  report  its
respective share of the items of income,  deductions, and credits of the Trust on its  respective  returns  (making such  elections as to individual  items as may be appropriate) in accordance with Treasury
Regulations  Section  1.761-2 (the "761  Election")  and in a manner consistent  with the  exclusion  of the Trust from  partnership  tax accounting.  The  terms of the  Agreement  shall be  interpreted  to further these intentions of the parties. In mutual consideration for each  Certificateholder's  purchase  of  a  Certificate,  each  such
Certificateholder  is deemed to agree not to delegate  (for a period of more than one year)  authority to purchase,  sell to exchange its
Certificate to any person.

           Each  Certificateholder  (and each beneficial  owner of a
Certificate)  by acceptance of its  Certificate  (or its  beneficial interest therein) agrees,  unless otherwise  required by appropriate tax authorities, to file its own tax returns and reports in a manner consistent with the characterization indicated above.

Section 30.  Filing of  Partnership  Returns.  In the event that the
Trust  is  characterized  (by  appropriate  tax  authorities)  as  a partnership  for United States federal income tax purposes,  and the
761 Election is ineffective,  the Depositor  agrees to reimburse the
Trust for any  expenses  associated  with the filing of  partnership returns (or returns related thereto).

           IN WITNESS WHEREOF,  the parties hereto have caused this
Series   Supplement  to  be  executed  by  their   respective  duly
authorized officers as of the date first above written.

                               STRUCTURED PRODUCTS CORP.

                               By:____________________________________
                                         Authorized Signatory

                               U.S. BANK TRUST NATIONAL ASSOCIATION,
                               as Trustee

                               By:____________________________________
                                         Responsible Officer

ACCEPTED AND ACKNOWLEDGED BY:

U.S. BANK NATIONAL ASSOCIATION,
as Co-Trustee

By:____________________________________
    Responsible Officer

                                                          EXHIBIT A

       IDENTIFICATION OF THE TERM ASSETS AS OF CLOSING DATE

Term Assets Issuer:                 Verizon Global Funding Corp.

Term Assets:                        7.75%  Notes  due  December  1, 2030

Maturity Date:                      December 1, 2030

Original Principal Amount Issued:   $2,000,000,000

CUSIP No.:                          92344GAM8

Stated Interest Rate:               7.75% per annum

Interest Payment Dates:             June 1 and December 1

Redemption:                         The  Term  Assets   Issuer  has  the
                                    right to redeem  the Term  Assets in
                                    whole,  or in part, at the option of
                                    the Term Assets  Issuer at any time,
                                    at a  redemption  price equal to the
                                    greater   100%   of  the   principal
                                    amount  of  the  Term  Assets  to be
                                    redeemed  and  (ii)  the  sum of the
                                    present   values  of  the  remaining
                                    scheduled  payments of principal and
                                    interest  thereon  discounted to the
                                    date of  redemption on a semi-annual
                                    basis  at a  certain  treasury  rate
                                    plus 35 basis  points,  plus in each
                                    case,  accrued  and unpaid  interest
                                    to the date of redemption.

Ranking:                            The Term  Assets  will be the senior
                                    unsecured  obligations  of the  Term
                                    Assets  Issuer and will rank equally
                                    with   all   of  the   Term   Assets
                                    Issuer's    other    unsecured   and
                                    unsubordinated debt.

Support Agreement:                  The Term Assets are  supported as to
                                    the   payment   of   principal   and
                                    interest  by Verizon  Communications
                                    Inc. under a Support Agreement.

Principal Amount of Term Assets
Deposited Under Trust Agreement:    $83,835,000

The Term Assets will be held by the Trustee as  book-entry  credits to an account of the Trustee or its agent at The  Depository  Trust
Company, New York, New York ("DTC").

                                A-1

                                                          EXHIBIT B

       TERMS OF THE CLASS A CERTIFICATES AS OF CLOSING DATE

Maximum Number of Class A
  Certificates                 Up to 3,353,400

Aggregate Principal Amount
  of Class A Certificates:     $83,835,000

Authorized Denomination:       $25 and integral multiples thereof

Rating Agencies:               Standard  & Poor's  Ratings  Services,
                               and Moody's Investors Service, Inc.

Closing Date:                  June 28, 2002

Distribution Dates:            June 1 and  December  1, the  Maturity
                               Date,   any  Term  Assets   Redemption
                               Distribution  Date or any Term  Assets
                               Default Distribution Date.

Interest Rate:                 7.375%

Maturity Date:                 December 1, 2030

Record Date:                   With   respect  to  any   Distribution
                               Date,  the day  immediately  preceding
                               such Distribution Date.

Trustee's Fees:                The  Trustee's  fees  shall be payable
                               by  the   Depositor   pursuant   to  a
                               separate  fee  agreement  between  the
                               Trustee and the Depositor.

Initial Certificate Registrar: U.S. Bank Trust National Association

Corporate Trust Office:        U.S. Bank Trust National Association
                               100 Wall Street, Suite 1600
                               New York, New York  10005
                               Attention:  Corporate Trust
                               Department, Regarding CorTS(R)Trust
                               For Verizon Global Funding Notes

                                B-1

                                                          EXHIBIT C

       TERMS OF THE CLASS B CERTIFICATES AS OF CLOSING DATE

Aggregate Notional Amount
  of Class B Certificates:     $83,835,000

Authorized Denomination:       $100,000  and  integral  multiples  of
                               $1,000 in excess thereof

Rating Agencies:               Standard & Poor's Ratings Services

Closing Date:                  June 28, 2002

Distribution Dates:            June 1 and  December  1, the  Maturity
                               Date,   any  Term  Assets   Redemption
                               Distribution  Date or any Term  Assets
                               Default Distribution Date.

Interest Rate:                 0.375%

Maturity Date:                 December 1, 2030

Record Date:                   With   respect  to  any   Distribution
                               Date,  the day  immediately  preceding
                               such Distribution Date.

Trustee's Fees:                The  Trustee's  fees  shall be payable
                               by  the   Depositor   pursuant   to  a
                               separate  fee  agreement  between  the
                               Trustee and the Depositor.

Initial Certificate Registrar: U.S. Bank Trust National Association

Corporate Trust Office:        U.S. Bank Trust National Association
                               100 Wall Street, Suite 1600
                               New York, New York  10005
                               Attention:  Corporate Trust
                               Department, Regarding CorTS(R)Trust
                               For Verizon Global Funding Notes

                                C-1

                                                          EXHIBIT D

                   FORM OF CLASS A CERTIFICATES

THIS CLASS A CERTIFICATE  REPRESENTS  AN UNDIVIDED  INTEREST IN THE
TRUST AND DOES NOT  EVIDENCE AN  OBLIGATION  OF, OR AN INTEREST IN,
AND IS NOT  GUARANTEED  BY THE  DEPOSITOR  OR THE TRUSTEE OR ANY OF
THEIR  RESPECTIVE  AFFILIATES.  NEITHER  THIS  CLASS A  CERTIFICATE
NOR  THE  TRUST   ASSETS   ARE   INSURED  OR   GUARANTEED   BY  ANY
GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS  THIS CLASS A  CERTIFICATE  IS  PRESENTED  BY AN  AUTHORIZED
REPRESENTATIVE  OF  THE  DEPOSITORY  TRUST  COMPANY,   A  NEW  YORK
CORPORATION  ("DTC")  OR ITS AGENT FOR  REGISTRATION  OF  TRANSFER,
EXCHANGE,  OR  PAYMENT,  AND ANY  CLASS  A  CERTIFICATE  ISSUED  IS
REGISTERED  IN THE NAME OF CEDE & CO. OR IN SUCH  OTHER  NAME AS IS
REQUESTED BY AN AUTHORIZED  REPRESENTATIVE  OF DTC (AND ANY PAYMENT
IS MADE TO CEDE & CO. OR TO SUCH OTHER  ENTITY AS IS  REQUESTED  BY
AN AUTHORIZED  REPRESENTATIVE  OF DTC),  ANY TRANSFER,  PLEDGE,  OR
OTHER USE  HEREOF  FOR VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL  INASMUCH AS THE REGISTERED OWNER HEREOF,  CEDE & CO., HAS
AN INTEREST HEREIN.

CERTIFICATE NUMBER                             Class A Certificates
CUSIP:                                 Certificate Principal Amount

                    CORTS(R)CLASS A CERTIFICATES

evidencing an undivided  interest in the Trust,  as defined  below, the assets of which  include  7.75%  Notes , due  December 1, 2030, issued by The Verizon Global Funding Corp.

This Class A  Certificate  does not  represent  an  interest  in or obligation of the Depositor or any of its affiliates.

      THIS CERTIFIES  THAT Cede & Co. is the registered  owner of a
nonassessable,   fully-paid,   fractional   undivided  interest  in
CorTS(R)Trust For Verizon Global Funding Notes (the "Trust")  formed by Structured Products Corp., as depositor (the "Depositor").

      The Trust was  created  pursuant  to a Base Trust  Agreement, dated as of December  15, 2000 (as  amended and  supplemented,  the
"Agreement"),  between the Depositor  and U.S. Bank Trust  National
Association,   a   national   banking   association,   not  in  its
individual  capacity  but solely as  Trustee  (the  "Trustee"),  as supplemented  by the  CorTS(R)Supplement  2002-8,  dated as of June
28,  2002  (the  "Series   Supplement"   and,   together  with  the
Agreement,  the "Trust  Agreement"),  between the Depositor and the
Trustee.  This Class A  Certificate  does not purport to  summarize the Trust  Agreement  and  reference  is  hereby  made to the Trust
Agreement for  information  with respect to the interests,  rights, benefits,  obligations,  proceeds and duties  evidenced  hereby and the rights,  duties and  obligations  of the Trustee  with  respect

                                D-1

hereto.  A copy of the Trust  Agreement  may be  obtained  from the
Trustee by written  request  sent to the  Corporate  Trust  Office.
Capitalized  terms used but not defined  herein  have the  meanings assigned to them in the Trust Agreement.

      This  Class  A  Certificate  is one of  the  duly  authorized
Certificates  designated as "CorTS(R)Class A  Certificates"  (herein called  the  "Class A  Certificate"  or  "Class  A  Certificates").
This  Class A  Certificate  is issued  under and is  subject to the terms,  provisions and conditions of the Trust Agreement,  to which
Trust  Agreement the Holder of this Class A  Certificate  by virtue of the  acceptance  hereof  assents  and by which  such  Holder  is bound.  The  assets of the Trust  include  the Term  Assets and all proceeds  of the Term  Assets.  Additional  Term Assets may be sold
to  the  Trustee  and  additional   Class  A  Certificates  may  be
authenticated  and  delivered  from time to time as provided in the
Trust Agreement,  which additional Class A Certificates  shall rank
pari  passu  with  all  other  Class  A   Certificates   issued  in
accordance with the Series Supplement.

      Under the Trust Agreement,  there shall be distributed on the dates  specified in the Trust  Agreement (a  "Distribution  Date"),
to  the  person  in  whose  name  this  Class  A   Certificate   is
registered  at the close of business on the  related  Record  Date, such Class A  Certificateholder's  fractional undivided interest in the amount of  distributions  of the Term Assets to be  distributed to  Class A  Certificateholders  on  such  Distribution  Date.  The
Term  Assets  will pay  interest  on June 1 and  December 1 of each year,  except  that  the  final  payment  of  interest  will  be on
December 1, 2030,  with the next  interest  payment date  occurring
on  December  1,  2002.   The  principal  of  the  Term  Assets  is
scheduled to be paid on December 1, 2030.

      The  distributions in respect of this Class A Certificate are payable in such coin or  currency  of the United  States of America as at the time of  payment is legal  tender  for  payment of public and private debts as set forth in the Series Trust Agreement.

      The Term  Assets  held by the Trust are subject to the rights of the  Warrantholders,  as provided for in the Series  Supplement, and  each  Class A  Certificateholder,  by  accepting  its  Class A
Certificate,  acknowledges  such rights and the  possibility  of an early  redemption of the Class A  Certificates  in accordance  with the terms of the Series Supplement.

      It  is  the   intent   of  the   Depositor,   the   Class   A
Certificateholders  and the  Class B  Certificateholders  that  the
Trust will be  classified  as a grantor trust under subpart E, Part
I of  subchapter  J of  the  Internal  Revenue  Code  of  1986,  as
amended,   and  failing  that,  as  a  partnership  (other  than  a
publicly  traded  partnership  treated  as a  corporation).  In the
event  that  the  Trust  is   characterized   by  appropriate   tax
authorities  as a  partnership  for  federal  income tax  purposes, each  Certificateholder,  by its  acceptance  of  its  Certificate, agrees  to report  its  respective  share of the  items of  income, deductions,  and  credits  of the Trust on its  respective  returns
(making  such   elections  as  to   individual   items  as  may  be
appropriate)  in  accordance  with  Treasury   Regulations  Section
1.761-2(b)  (i.e.,  in a manner  consistent  with the  exclusion of
the   Trust   from   partnership   tax   accounting).   In   mutual
consideration   for   each   Certificateholder's   purchase   of  a
Certificate,  each  such  Certificateholder  is deemed to agree not to  delegate  (for a period  of more than one  year)  authority  to purchase,  sell or exchange its  Certificate to any person.  Except as  otherwise  required  by  appropriate  taxing  authorities,  the
Depositor and the Trustee,  by executing the Trust  Agreement,  and each  Class  A  Certificateholder,  by  acceptance  of  a  Class  A
Certificate,  agrees to treat,  and to take no action  inconsistent

                                D-2

with such  intentions  and the  provisions  of the Trust  Agreement shall be interpreted to further these intentions of the parties.

      Each Class A Certificateholder,  by its acceptance of a Class
A   Certificate,   covenants   and   agrees   that  such   Class  A
Certificateholder  shall  not,  prior to the date which is one year
and  one  day  after  the  termination  of  the  Trust   Agreement,
acquiesce,  petition or otherwise  invoke or cause the Depositor to invoke the process of any court or  governmental  authority for the purpose of  commencing  or  sustaining a case against the Depositor under any federal or state bankruptcy,  insolvency,  reorganization or similar  law or  appointing  a receiver,  liquidator,  assignee, trustee,  custodian,  sequestrator or other similar official of the
Depositor  or any  substantial  part of its  property,  or ordering the winding up or liquidation of the affairs of the Depositor.

      The  Trust  Agreement  permits  the  amendment  thereof,   in
certain  circumstances,  without  the consent of the Holders of any of the Class A Certificates.

      Unless the  certificate of  authentication  hereon shall have been  executed  by an  authorized  officer of the Trustee by manual signature,  this Class A  Certificate  shall not entitle the Holder hereof to any  benefit  under the Trust  Agreement  or be valid for any purpose.

      A copy of the Trust  Agreement is available  upon request and all  of  its  terms  and  conditions  are  hereby  incorporated  by reference and made a part hereof.

      THIS CLASS A  CERTIFICATE  SHALL BE CONSTRUED  IN  ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK,  WITHOUT  REFERENCE  TO ITS
CONFLICT  OF  LAW  PROVISIONS,  AND  THE  OBLIGATIONS,  RIGHTS  AND
REMEDIES  OF  THE  PARTIES   HEREUNDER   SHALL  BE   DETERMINED  IN
ACCORDANCE WITH SUCH LAWS.

                                D-3

      IN WITNESS  WHEREOF,  the  Trustee  has  caused  this Class A
Certificate  to  be  duly  executed  by  its  manual  or  facsimile signature.

                               U.S.     BANK     TRUST     NATIONAL
                               ASSOCIATION,  not in its  individual
                               capacity  but solely as Trustee  and
                               Authenticating Agent

                               By:__________________________________
                                         Authorized Signatory

                                D-4

                                                          EXHIBIT E

                       FORM OF CALL WARRANT

           CORTS(R)TRUST FOR VERIZON GLOBAL FUNDING NOTES

                           Call Warrant

                     Dated as of June 28, 2002

-------------------------------------------------------------------

THIS  CALL  WARRANT  HAS NOT  BEEN,  AND THE  WARRANTS  REPRESENTED
HEREBY  HAVE NOT  BEEN,  REGISTERED  UNDER  THE  SECURITIES  ACT OF
1933,  AS AMENDED,  AND MAY NOT BE  TRANSFERRED,  SOLD OR OTHERWISE
DISPOSED  OF  EXCEPT  WHILE A  REGISTRATION  UNDER  SUCH  ACT IS IN
EFFECT  OR  PURSUANT  TO AN  EXEMPTION  THEREFROM  UNDER  SUCH ACT.
THIS  CALL  WARRANT  AND  ANY  WARRANT  REPRESENTED  HEREBY  MAY BE
TRANSFERRED  ONLY IN COMPLIANCE  WITH THE  CONDITIONS  SPECIFIED IN
THIS CALL  WARRANT  AND MAY NOT BE  TRANSFERRED  TO  SALOMON  SMITH
BARNEY INC. OR STRUCTURED PRODUCTS CORP.

           CORTS(R)TRUST FOR VERIZON GLOBAL FUNDING NOTES

                           Call Warrant

_________  Warrants;  Each  Warrant  Relating  to $1,000  principal amount of Term Assets

No. ______                                               June 28,
2002

      CORTS(R)Trust For Verizon  Global Funding Notes (the "Trust"),
a trust  created  under the laws of the State of New York  pursuant to a Base  Trust  Agreement,  dated as of  December  15,  2000 (the
"Agreement"),  between Structured  Products Corp. (the "Depositor")
and U.S.  Bank  Trust  National  Association,  a  national  banking association,  not in its individual  capacity but solely as Trustee
(the "Trustee"),  as supplemented by the CorTS(R)Supplement  2002-8, dated as of June 28, 2002 (the "Series  Supplement"  and,  together with the Agreement,  the "Trust Agreement"),  between the Depositor
and  the  Trustee,  for  value  received,   hereby  certifies  that
____________________   or  registered   assigns,   is  entitled  to
purchase  $___________  principal amount of the assets set forth on
Schedule  1 hereto in whole or part on any  Warrant  Exercise  Date
(as  defined  below)  designated  by the holder of this  instrument
(this  "Call  Warrant")  at a purchase  price  equal to the Warrant
Exercise  Purchase  Price (as  defined  below),  all subject to the terms and conditions set forth below.

      Certain  capitalized  terms  used in this  Call  Warrant  are defined  in  Article  IV  hereof;  capitalized  terms  used but not defined  herein  shall have the  respective  meanings  set forth in the  Trust  Agreement;  references  to  an  "Exhibit"  are,  unless otherwise  specified,  to one of the Exhibits attached to this Call
Warrant  and  references  to  a  "Section"  are,  unless  otherwise specified, to one of the sections of this Call Warrant.

                             Article I

                       Exercise of Warrants

      Section I.1    Manner  of  Exercise.  (a) This  Call  Warrant
may be exercised by the holder  hereof (each,  a  "Warrantholder"), in whole or in part,  on any Warrant  Exercise  Date,  set forth in the prior  written  notice  to the  Warrant  Agent and the  Trustee delivered  at any time on or  before  the  Business  Day that is at least  fifteen  (15) days before such  Warrant  Exercise  Date,  by surrender of this Call  Warrant to the Warrant  Agent at its office set forth in Section  VI.3  hereof no later  than  11:00 a.m.  (New
York City time) on such Warrant  Exercise Date;  provided that such holder  shall  have made  payment  to the  Warrant  Agent,  by wire transfer or other  immediately  available  funds  acceptable to the
Warrant  Agent,  in the amount of the applicable  Warrant  Exercise
Purchase  Price,  in a manner such that funds are  available to the
Warrant  Agent no later  than  11:00  a.m.  (New York City time) on such Warrant  Exercise  Date,  and such holder  shall  thereupon be entitled to  delivery  of the Term Assets  equal to $1,000 per Call
Warrant  purchased  hereunder  in  accordance  with this Article I;
provided  further  that the  Warrantholder  may not  exercise  this
Call  Warrant  at any time when such  Warrantholder  is  insolvent, and in connection  therewith,  such Warrantholder shall be required to certify  that it is solvent at the time of exercise  settlement, by  completing  the  Form of  Subscription  attached  to this  Call
Warrant and delivering  such completed Form of  Subscription to the
Trustee on or prior to the Warrant Exercise Date.

           (b)  The  Warrant   Agent   shall   notify  the  Trustee
immediately  upon  receipt by the Warrant  Agent of a notice by the holder of this Call  Warrant  and upon  receipt  of  payment of the
applicable   Warrant  Exercise  Purchase  Price  from  such  holder
pursuant  to clause (a) of this  Section  I.1.  The  Warrant  Agent shall  transfer each payment made by the holder hereof  pursuant to clause  (a) of  this  Section  I.1 to the  Trustee  in  immediately available  funds,  for application  pursuant to the Trust Agreement no later  than 1:00 p.m.  (New  York City  time) on the  applicable
Warrant  Exercise  Date (and,  pending  such  transfer,  shall hold each  such  payment  for the  benefit  of the  holder  hereof  in a segregated trust account).

           (c) A notice by the  holder of a Call  Warrant  does not
impose  any  obligations  on a holder of a Call  Warrant in any way to pay any  Warrant  Exercise  Purchase  Price.  If, by 11:00  a.m.
(New York City time) on the Warrant  Exercise  Date,  the holder of
the  Call  Warrant  being   exercised  has  not  paid  the  Warrant
Exercise  Purchase  Price,  then such  notice  shall  automatically expire and none of the  holder of such Call  Warrant,  the  Warrant
Agent and the Trustee  shall have any  obligations  with respect to such  notice by the  holder of such Call  Warrant.  The  expiration of a notice  by the  holder of this  Call  Warrant  shall in no way affect a holder of a Call Warrant's right to  subsequently  deliver a notice which satisfies the terms of the Trust Agreement.

           (d) In the  event of a  partial  redemption  of the Term
Assets  by the  Term  Assets  Issuer,  if the  holders  of the Call
Warrants  fail to exercise  their Call Warrants with respect to all
Term Assets  redeemed  in such  partial  redemption,  the number of outstanding  Warrants held by each  Warrantholder  shall be reduced proportionately  so that the amount of Term Assets  callable by the exercise  of  Call  Warrants  equals  the  amount  of  Term  Assets
remaining  in  the  Trust.   The  Warrant  Agent  shall  make  such
adjustments  to its records as shall be  necessary  to reflect such
reductions   and   shall   notify   each   Warrantholder   of  such
adjustments.

      Section I.2    Transfer  of  Term  Assets.  (a)  As  soon  as
practicable  after each  surrender of this Call  Warrant,  in whole or in part,  and no later than  11:00 a.m.  (New York City time) on the  Warrant  Exercise  Date and  upon  satisfaction  of all  other requirements  described  in this Call  Warrant,  the Warrant  Agent shall  instruct  the Trustee to cause the Term  Assets  represented
by  the  number  of  Warrants  being  exercised   hereunder  to  be
registered on the  book-entry  system of the related  depositary in the  registered  name or names  furnished  by the  holder,  and, in case such  exercise  is in part  only,  a new Call  Warrant of like tenor,  representing  the  remaining  outstanding  Warrants  of the holder,  shall be  delivered  by the  Warrant  Agent to the  holder hereof.  The Trustee  shall cause the  delivery of such  portion of the Term  Assets to the  holder or its  nominee  no later than 1:00
p.m. (New York City time) on the applicable  Warrant  Exercise Date in accordance with Section 8(c) of the Trust Agreement.

      (b) If any Call  Warrant is exercised  in  connection  with a partial  redemption  of Term  Assets,  the  Trustee  shall,  to the extent  possible,  deliver to the  exercising  Warrantholder,  Term
Assets that have been selected for redemption.

      Section I.3    Cancellation   and   Destruction   of   Call
Warrant.  All Call  Warrants  surrendered  to the Warrant Agent for the purpose of exercise  (in whole or in part)  pursuant to Section
I.1 and  actually  exercised,  or for the  purpose of  transfer  or exchange  pursuant  to  Article  III,  shall  be  cancelled  by the
Warrant  Agent,  and no  Call  Warrant  shall  be  issued  in  lieu thereof.  The  Warrant  Agent  shall  destroy  all  cancelled  Call
Warrants.

      Section I.4    No Rights as Holder of Term Assets  Conferred
by  Warrants.  Prior to the  exercise  hereof,  this  Call  Warrant shall not  entitle  the  holder  hereof  to any of the  rights of a holder  of the Term  Assets,  including,  without  limitation,  the right to  receive  the  payment  of any  amount on or in respect of the Term  Assets or to enforce  any of the  covenants  of the Trust
Agreement.

                            Article II

                     Restrictions on Transfer

      Section II.1   Restrictive   Legends.   Except  as  otherwise
permitted  by this Article II, each Call  Warrant  (including  each
Call Warrant  issued upon the transfer of any Call  Warrant)  shall be issued with a legend in substantially the following form:

           "This  Call  Warrant  has not  been,  and  the  Warrants
represented  hereby have not been,  registered under the Securities
Act of  1933,  as  amended,  and  may not be  transferred,  sold or otherwise  disposed of except while a  registration  under such Act is in effect or  pursuant  to an  exemption  therefrom  under  such
Act.  This Call Warrant and any Warrant  represented  hereby may be transferred  only in compliance  with the  conditions  specified in this Call  Warrant  and may not be  transferred  to  Salomon  Smith
Barney Inc. or Structured Products Corp."

      Section II.2   Notice  of  Proposed  Transfer;  Opinions  of
Counsel.  Prior to any  transfer  of any Call  Warrant  or  portion thereof,  the holder  hereof will give five (5)  Business  Days (or such lesser period  acceptable to the Warrant  Agent) prior written notice to the Warrant  Agent of such  holder's  intention to effect such  transfer  and to  comply  in all  other  respects  with  this
Section  II.2.  Each  transfer of a portion of a Call  Warrant must be for a whole  number  of  Warrants.  Each such  notice  (a) shall describe the manner and  circumstances of the proposed  transfer in sufficient  detail to enable  counsel  for the holder to render the opinions  referred to below,  and (b) shall  designate  counsel for the holder  giving  such  notice.  The holder  giving  such  notice will  submit  a copy  thereof  to the  counsel  designated  in such notice.  If (A) in the  opinion of such  counsel for the holder the proposed  transfer  may be effected  without  registration  of such
Call Warrant under the  Securities  Act (such  opinion  stating the basis for such  determination)  and (B) such opinion is in form and
substance   reasonably   satisfactory  to  the  Depositor  and  the
Warrant  Agent,   such  holder  shall   thereupon  be  entitled  to
transfer  such Call  Warrant  in  accordance  with the terms of the notice  delivered  by  such  holder  to  the  Warrant  Agent.  Each instrument  representing  such  Call  Warrant  or  portion  thereof issued  upon or in  connection  with such  transfer  shall bear the restrictive  legend  required by Section  II.1,  unless the Warrant
Agent  shall  have  received  an  opinion  of  counsel   reasonably
satisfactory  to the  Warrant  Agent  and the  Depositor  that such legend  is  no  longer  required  to  ensure  compliance  with  the
Securities Act.

                            Article III

         Registration and Transfer of Call Warrants, etc.

      Section III.1  Warrant   Register;   Ownership   of   Call
Warrants.  The  Warrant  Agent  will keep a  register  in which the
Warrant  Agent will provide for the  registration  of Call Warrants and the  registration  of transfers of Call  Warrants  representing whole  numbers of Warrants.  The Trustee and the Warrant  Agent may treat the Person in whose name any Call  Warrant is  registered  on such  register  as the  owner  thereof  for all  purposes,  and the
Trustee and the  Warrant  Agent shall not be affected by any notice to the contrary.

      Section III.2  Transfer and Exchange of Call  Warrants.  Upon
surrender of any Call Warrant for  registration  of transfer or for exchange to the Warrant  Agent,  the Warrant  Agent shall  (subject to compliance  with Article II) execute and deliver,  and cause the
Trustee,  on  behalf of the  Trust,  to  execute  and  deliver,  in
exchange   therefor,   a  new  Call   Warrant  of  like  tenor  and
evidencing  a like whole  number of  Warrants,  in the name of such holder  or as such  holder  (upon  payment  by such  holder  of any applicable transfer taxes or government charges) may direct.

      Section III.3  Replacement of Call Warrants.  Upon receipt of evidence  reasonably  satisfactory  to  the  Warrant  Agent  of the loss,  theft,  destruction  or  mutilation of any Call Warrant and, in the case of any such  loss,  theft  or  destruction  of any Call
Warrant,  upon  delivery of an  indemnity  bond in such  reasonable amount as the Warrant Agent may  determine,  or, in the case of any such  mutilation,  upon the  surrender  of such  Call  Warrant  for
cancellation  to  the  Warrant  Agent,   the  Warrant  Agent  shall
execute  and  deliver,  and  cause  the  Trustee,  on behalf of the
Trust,  to  execute  and  deliver,  in  lieu  thereof,  a new  Call
Warrant  of like  tenor  bearing  a  number  not  contemporaneously outstanding.

      Section III.4  Execution  and  Delivery of Call  Warrants by
Trustee.  The  Trustee,  on  behalf  of the  Trust,  hereby  agrees
(subject  to  compliance  with  Article  II) to execute and deliver such new Call  Warrants  issued in  accordance  with Section I.2 or this Article III as the Warrant  Agent shall  request in accordance herewith.

                            Article IV

                            Definitions

      As used herein,  unless the context otherwise  requires,  the following terms have the following respective meanings:

           "Business Day":  As defined in the Trust Agreement.

           "Call Warrant":  This instrument.

           "Closing Date":  June 28, 2002.

           "Depositor":  As  defined  in the  introduction  to this
Call Warrant, or any successor thereto under the Trust Agreement.

           "Depositor Order":  As defined in the Trust Agreement.

           "Person":  Any  individual,  corporation,   partnership,
joint venture,  association,  joint stock company, trust (including
any   beneficiary   thereof),    unincorporated   organization   or
government or any agency or political subdivision thereof.

           "Rating  Agencies":  Standard & Poor's Ratings  Services
and Moody's Investors Service, Inc. and any successor thereto.

           "Responsible   Officer":   As   defined   in  the  Trust
Agreement.

           "Securities  Act":  The  Securities  Act of 1933, or any
similar  federal  statute,  and the  rules and  regulations  of the
Commission  thereunder,  all as the same  shall be in effect at the time.

           "Trust":  As  defined in the  introduction  to this Call
Warrant.

           "Trust  Agreement":  The Base Trust Agreement,  dated as
of December 15, 2000,  between the  Depositor  and the Trustee,  as supplemented  by the  CorTS(R)Supplement  2002-8,  dated as of June
28, 2002,  between the Depositor and the Trustee,  incorporating by reference the  definitions  and  assumptions  thereto,  as the same may be amended or modified from time to time.

           "Trustee":  As  defined  in  the  introduction  to  this
Warrant, or any successor thereto under the Trust Agreement.

           "Warrant":  The right to purchase,  on a pro rata basis,
an aggregate of $1,000 in par amount of the Term Assets.

           "Warrant Agent":  U.S. Bank Trust National  Association,
a national  banking  association,  in its capacity as warrant agent hereunder, or any successor thereto hereunder.

           "Warrant  Exercise  Date":  Any Business Day on or after
June 28, 2007,  or any  Business  Day after the Term Assets  Issuer gives notice  indicating  its  intention to redeem the Term Assets, as set forth in the notice  from the  Warrantholder  to the Warrant
Agent and the Trustee.

           "Warrant  Exercise  Purchase  Price":  An amount paid by
the  Warrantholder  on each  Warrant  Exercise  Date  equal  to the principal  amount of the Term Assets  being  purchased  pursuant to
the  exercise  of  the  Call   Warrants  plus  accrued  and  unpaid
interest to and including the Warrant Exercise Date.

                             Article V

                           Warrant Agent

      Section V.1    Limitation  on  Liability.  The Warrant  Agent
shall be protected  and shall incur no liability  for or in respect of any action taken,  suffered or omitted by it in connection  with its  administration  of the  Call  Warrants  in  reliance  upon any
instrument   of   assignment   or  transfer,   power  of  attorney,
endorsement,   affidavit,   letter,  notice,  direction,   consent,
certificate,  statement  or other  paper or  document in good faith believed  by it to be  genuine  and  to be  signed,  executed  and, where necessary,  verified and  acknowledged,  by the proper Person or Persons.

      Section V.2    Duties of Warrant  Agent.  The  Warrant  Agent
undertakes  only  the  specific  duties  and  obligations   imposed
hereunder  upon  the  following  terms  and  conditions,  by all of which the  Depositor,  the Trust,  the Trustee and each holder of a
Call Warrant shall be bound:

           (a)  The Warrant  Agent may consult  with legal  counsel
(who may be legal  counsel for the  Depositor),  and the opinion of
such  counsel  shall  be  full  and  complete   authorization   and
protection  to the Warrant  Agent as to any action taken or omitted by it in good faith and in accordance  with such opinion,  provided the  Warrant  Agent  shall have  exercised  reasonable  care in the selection by it of such counsel.

           (b)  Whenever   in  the   performance   of  its   duties
hereunder,  the Warrant  Agent shall deem it necessary or desirable that any fact or matter be proved or  established  by the Depositor or the Trustee prior to taking or suffering  any action  hereunder, such fact or matter  may be deemed to be  conclusively  proved  and established  by a  Depositor  Order or a  certificate  signed  by a
Responsible  Officer of the  Trustee and  delivered  to the Warrant
Agent;  and such  certificate  shall be full  authorization  to the
Warrant  Agent for any action  taken or  suffered  in good faith by it hereunder in reliance upon such certificate.

           (c)  The Warrant  Agent shall be liable  hereunder  only
for its own gross negligence, willful misconduct or bad faith.

           (d)  The  Warrant  Agent  shall not be liable  for or by
reason  of any of the  statements  of  fact or  recitals  contained herein or be required to verify the same,  but all such  statements and  recitals  are and  shall be  deemed  to have  been made by the
Trust and the Depositor only.

           (e)  The    Warrant    Agent    shall   not   have   any
responsibility  in  respect  of and makes no  representation  as to the  validity of this Call  Warrant or the  execution  and delivery hereof  (except the due  execution  hereof by the  Warrant  Agent);
nor  shall it be  responsible  for any  breach  by the Trust of any covenant or  condition  contained in this Call  Warrant;  nor shall it by any act  hereunder  be deemed to make any  representation  or warranty as to the Term Assets to be purchased hereunder.

           (f)  The  Warrant   Agent  is  hereby   authorized   and
directed to accept  instructions  with  respect to the  performance of its duties  hereunder from the Chairman of the Board,  the Chief
Executive  Officer,   Chief  Financial  Officer,   Chief  Operating
Officer,  President, a Vice President,  its Treasurer, an Assistant
Treasurer,   its  Secretary  or  an  Assistant   Secretary  of  the
Depositor,  and any  Responsible  Officer  of the  Trustee,  and to
apply to such  officers for advice or  instructions  in  connection with its  duties,  and it shall not be liable for any action  taken or  suffered  to be taken by it in good  faith in  accordance  with instructions of any such officer.

           (g)  The Warrant  Agent and any  shareholder,  director,
officer or employee of the Warrant  Agent may buy,  sell or deal in any of the  Call  Warrants  or  other  securities  of the  Trust or otherwise  act as fully and  freely  as though it were not  Warrant
Agent  hereunder,  so long as such persons do so in full compliance with  all  applicable  laws.  Nothing  herein  shall  preclude  the
Warrant  Agent  from  acting in any other  capacity  for the Trust, the Depositor or for any other legal entity.

           (h)  The Warrant  Agent may execute and  exercise any of
the  rights  or powers  hereby  vested  in it or  perform  any duty hereunder either itself or by or through its attorneys or agents.

           (i)  The Warrant  Agent shall act solely as the agent of
the  Warrantholders  hereunder.  The  Warrant  Agent  shall  not be liable  except  for the  failure  to  perform  such  duties  as are
specifically  set  forth  herein,   and  no  implied  covenants  or
obligations  shall be read  into  this  Call  Warrant  against  the
Warrant  Agent,  whose  duties  shall be  determined  solely by the express  provisions  hereof.  The Warrant Agent shall not be deemed to be a fiduciary.

           (j)  The  Warrant  Agent  shall  not  have  any  duty to
calculate or determine any  adjustments  with respect either to the
Warrant  Exercise  Purchase  Price  or to the kind  and  amount  of property  receivable  by holders of Call Warrants upon the exercise thereof.

           (k)  The Warrant Agent shall not be responsible  for any
failure  on the  part of the  Trustee  to  comply  with  any of its covenants and obligations contained herein.

           (l)  The   Warrant   Agent   shall   not  be  under  any
obligation  or duty to  institute,  appear in or defend any action,
suit  or  legal   proceeding  in  respect   hereof,   unless  first
indemnified  to its  satisfaction,  but this  provision  shall  not affect the power of the  Warrant  Agent to take such  action as the
Warrant  Agent may  consider  proper,  whether with or without such indemnity.  The Warrant Agent shall  promptly  notify the Depositor and the  Trustee in  writing  of any claim made or action,  suit or proceeding  instituted  against it arising out of or in  connection with this Call Warrant.

           (m)  The Trustee will perform, execute,  acknowledge and
deliver  or  cause  to be  performed,  executed,  acknowledged  and delivered  all such further  acts,  instruments  and  assurances as may be  required  by the  Warrant  Agent in order to  enable  it to carry out or perform its duties hereunder.

      Section V.3    Change of Warrant  Agent.  The  Warrant  Agent
may  resign  and be  discharged  from  its  duties  hereunder  upon thirty  (30) days  notice in writing  mailed to the  Depositor  and the Trustee by  registered  or certified  mail,  and to the holders of the Call  Warrants  by  first-class  mail at the  expense of the
Depositor;  provided that no such  resignation  or discharge  shall become  effective  until a successor  Warrant Agent shall have been appointed  hereunder.  The  Depositor  may remove the Warrant Agent or any  successor  Warrant  Agent upon  thirty  (30) days notice in writing,  mailed to the Warrant Agent or successor  Warrant  Agent, as the case may be,  and  upon  fifteen  (15)  days  notice  to the holders of the Call Warrants by  first-class  mail,  and absent the
objection   of  the   holders  of  a  majority   of  the   Warrants
outstanding,  within  such  fifteen  (15)  day  period;  provided further  that  no  such  removal  shall  become  effective  until a successor  Warrant Agent shall have been  appointed  hereunder.  If the  Warrant  Agent shall  resign or be removed or shall  otherwise become  incapable of acting,  the Depositor shall promptly  appoint a successor to the Warrant  Agent,  which may be  designated  as an
interim   Warrant   Agent.   If  an   interim   Warrant   Agent  is
designated,   the   Depositor   shall  then   appoint  a  permanent
successor to the Warrant  Agent,  which may be the interim  Warrant
Agent.  If the Depositor  shall fail to make such  appointment of a permanent  successor  within a period  of thirty  (30)  days  after such  removal  or within  sixty  (60) days  after  notification  in writing of such  resignation  or  incapacity  by the  resigning  or incapacitated  Warrant  Agent or by the  holder of a Call  Warrant, then the  Warrant  Agent or  registered  holder of any  Warrant may apply to any court of competent  jurisdiction  for the  appointment
of  such  a  successor.   Any   successor  to  the  Warrant   Agent
appointed  hereunder  must  be  rated  in one of the  four  highest rating  categories  by the Rating  Agencies.  Any entity  which may be merged or  consolidated  with or which shall  otherwise  succeed to  substantially  all of  the  trust  or  agency  business  of the
Warrant  Agent shall be deemed to be the  successor  Warrant  Agent without any further action.

                            Article VI

                           Miscellaneous

      Section VI.1   Remedies.  The  remedies  at law of the holder
of this Call  Warrant  in the event of any  default  or  threatened default by the Warrant  Agent in the  performance  of or compliance with any of the  terms of this  Call  Warrant  are not and will not be adequate  and,  to the fullest  extent  permitted  by law,  such terms may be  specifically  enforced  by a decree for the  specific performance of any agreement  contained  herein or by an injunction against a violation of any of the terms hereof or otherwise.

      Section VI.2   Limitation on Liabilities  of Holder.  Nothing
contained in this Call  Warrant  shall be construed as imposing any obligation  on the  holder  hereof  to  purchase  any  of the  Term
Assets except in accordance with the terms hereof.

      Section VI.3   Notices.     All     notices     and     other
communications  under this Call  Warrant  shall be in  writing  and shall be  delivered,  or mailed by  registered  or certified  mail, return  receipt  requested,  by a nationally  recognized  overnight courier,  postage  prepaid,  addressed  (a) if to any holder of any
Call  Warrant,  at the  registered  address  of such  holder as set forth in the register kept by the Warrant  Agent,  or (b) if to the
Warrant Agent,  to 100 Wall Street,  Suite 1600, New York, New York
10005,  Attention:  Corporate Trust or to such other address notice of which the Warrant  Agent  shall have given to the holder  hereof and the  Trustee  or (c) if to the  Trust  or the  Trustee,  to the

Corporate  Trust  Office  (as set  forth in the  Trust  Agreement);
provided  that the exercise of any Call Warrant  shall be effective in the manner provided in Article I.

      Section VI.4   Amendment.   (a)  This  Call  Warrant  may  be
amended  from time to time by the  Depositor,  the  Trustee and the
Warrant  Agent  without  the  consent  of the holder  hereof,  upon receipt  of an  opinion  of  counsel  satisfactory  to the  Warrant
Agent  that the  provisions  hereof  have been  satisfied  and that such  amendment  would  not  alter  the  status  of the  Trust as a grantor trust under the Code,  for any of the  following  purposes:
(i)  to  cure  any  ambiguity  or  to  correct  or  supplement  any provision  herein which may be defective or  inconsistent  with any other  provision  herein  or to  provide  for any  other  terms  or modify any other  provisions  with  respect to matters or questions arising  under this  Warrant  which shall not  adversely  affect in any  material  respect the  interests  of the holder  hereof or any holder of a  Certificate  or (ii) to  evidence  and provide for the acceptance of  appointment  hereunder of a Warrant Agent other than
U.S. Bank Trust National Association.

           (b)  Without  limiting the  generality of the foregoing,
this Call  Warrant  may also be  modified  or amended  from time to time by the  Depositor,  the Trustee and the Warrant Agent with the consent of the  holders of 66-2/3% of the  Warrants,  upon  receipt of an opinion of counsel  satisfactory  to the  Warrant  Agent that
the  provisions  hereof   (including,   without   limitation,   the
following  proviso) have been satisfied,  for the purpose of adding any provisions to or changing in any manner or  eliminating  any of the  provisions  of this Call Warrant or of modifying in any manner
the  rights  of  the  holders  of  this  Call  Warrant;   provided,
however,  that no such amendment shall (i) adversely  affect in any material  respect the interests of holders of Certificates  without the  consent of the  holders of  Certificates  evidencing  not less than the  Required  Percentage-Amendment  of the  aggregate  Voting
Rights of such  affected  Certificates  (as such terms are  defined in the Trust Agreement) and without written  confirmation  from the
Rating   Agencies  that  such   amendment  will  not  result  in  a
downgrading or withdrawal of its rating of the  Certificates;  (ii)
alter the dates on which  Warrants are  exercisable  or the amounts payable  upon  exercise  of a Warrant  without  the  consent of the holders  of  Certificates  evidencing  not  less  than  100% of the aggregate  Voting  Rights  of such  affected  Certificates  and the holders  of 100% of the  affected  Warrants  or  (iii)  reduce  the percentage  of  aggregate  Voting  Rights  required  by (i) or (ii)
without  the   consent  of  the   holders  of  all  such   affected
Certificates.   Notwithstanding   any  other   provision   of  this
Warrant,  this  Section  VI.4(b)  shall not be amended  without the consent of the holders of 100% of the affected Warrants.

           (c)  Promptly  after the execution of any such amendment
or  modification,  the Warrant  Agent shall  furnish a copy of such amendment  or  modification  to each holder of a Call  Warrant,  to each  holder  of a  Certificate  and to  the  Rating  Agencies.  It
shall not be  necessary  for the  consent of holders of Warrants or
Certificates  under this Section to approve the particular  form of any  proposed  amendment,  but  it  shall  be  sufficient  if  such
consent  shall  approve  the  substance  thereof.   The  manner  of
obtaining  such consents and of  evidencing  the  authorization  of
the  execution   thereof  shall  be  subject  to  such   reasonable
regulations as the Warrant Agent may prescribe.

      Section VI.5   Expiration.  The right to  exercise  this Call
Warrant   shall  expire  on  the  earliest  to  occur  of  (a)  the
cancellation  hereof,  (b) the  termination of the Trust  Agreement or (c) the  liquidation,  disposition,  or  maturity  of all of the
Term Assets.

      Section VI.6   Descriptive  Headings.  The  headings  in this
Call  Warrant  are for  purposes  of  reference  only and shall not limit or otherwise affect the meaning hereof.

      Section VI.7   GOVERNING LAW. THIS WARRANT  INSTRUMENT SHALL
BE CONSTRUED  AND ENFORCED IN ACCORDANCE  WITH,  AND THE RIGHTS OF
THE  PARTIES  SHALL BE  GOVERNED  BY,  THE LAW OF THE STATE OF NEW
YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

      Section VI.8   Judicial  Proceedings;  Waiver  of  Jury.  Any
judicial  proceeding  brought against the Trust, the Trustee or the
Warrant  Agent with  respect to this Call Warrant may be brought in any  court of  competent  jurisdiction  in the  County of New York,
State  of New  York or of the  United  States  of  America  for the
Southern  District of New York and, by  execution  and  delivery of this  Call  Warrant,  the  Trustee  on  behalf of the Trust and the
Warrant  Agent  (a)  accept,  generally  and  unconditionally,  the
nonexclusive   jurisdiction   of  such   courts  and  any   related
appellate  court,  and  irrevocably   agree  that  the  Trust,  the
Trustee  and the  Warrant  Agent  shall be  bound  by any  judgment rendered  thereby in connection with this Call Warrant,  subject to any  rights of  appeal,  and (b)  irrevocably  waive any  objection that  the  Trust  or the  Trustee,  the  Warrant  Agent  may now or
hereafter  have  as to  the  venue  of any  such  suit,  action  or proceeding  brought  in  such a  court  or that  such  court  is an inconvenient forum.

      Section VI.9   Nonpetition  Covenant;  No  Recourse.  Each of
(i) the holder of this Call Warrant by its acceptance  hereof,  and
(ii) the  Warrant  Agent  agrees,  that it shall not  (and,  in the case of the  holder,  that it shall not  direct the  Warrant  Agent
to),  until  the  date  which is one  year  and one day  after  the payment  in  full of the  Certificates  and  all  other  securities
issued  by  the  Trust,   the   Depositor   or   entities   formed,
established  or settled by the  Depositor,  acquiesce,  petition or otherwise  invoke or cause the Trust,  the  Depositor,  or any such other  entity  to  invoke  the  process  of the  United  States  of
America,  any State or other political  subdivision  thereof or any entity exercising executive,  legislative,  judicial, regulatory or administrative  functions of or pertaining  to  government  for the purpose  of  commencing  or  sustaining  a case by or  against  the
Trust,  the  Depositor  or any such other entity under a federal or state  bankruptcy,  insolvency  or  similar  law  or  appointing  a receiver,  liquidator,  assignee, trustee, custodian,  sequestrator or other similar  official of the Trust,  the Depositor or any such other  entity  or all or any  part of the  property  or  assets  of
Trust,  the  Depositor  or any such other  entity or  ordering  the winding  up or  liquidation  of  the  affairs  of  the  Trust,  the
Depositor or any such other entity.

      Section  VI.10  Amendments  to  the  Trust   Agreement.   The
Trustee  hereby  agrees  not to consent  to any  amendments  to the
Trust  Agreement  which  will  adversely  affect  the rights of the
Warrantholders  in a material  manner  without  the  consent of the
Warrantholders.

      Section VI.11  Reporting  Obligations.  During  any period in which  the  Trust  is not  subject  to  Section  13 or 15(d) of the
Securities  Exchange  Act of 1934,  as  amended,  the  Trustee,  on behalf of the  Trust,  shall  promptly  furnish  to holders of Call
Warrants and  prospective  purchasers of Call  Warrants  designated by such  holders,  upon  request  of such  holders  or  prospective purchasers,  the information  required to be delivered  pursuant to
Rule  144A(d)(4)  of the  Securities  Act of 1933,  as amended,  to permit  compliance  with Rule 144A in connection with the resale of
Call Warrants;  provided,  however, that the Trust shall not (a) be required to provide  audited  financial  statements of the Trust or
(b) be  required to furnish  Rule 144A  Information  in  connection with any  request  made on or after the date that is two years from the  later of (i) the date such Call  Warrant  (or any  predecessor
Call  Warrant)  was  acquired  from the Trust or (ii) the date such
Call Warrant (or any  predecessor  Call  Warrant) was last acquired from an "affiliate" of the Trust within the meaning of Rule 144.

      Each  of  (i)  the  holder  of  this  Call  Warrant,  by  its acceptance  hereof,  and (ii) the  Warrant  Agent  agrees,  that it shall  not have any  recourse  to the Term  Assets or  against  the
Trust.

                               U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   not in its individual capacity but solely as
                                   Trustee and Authenticating Agent

                               By:
                                   Authorized Signatory

                               U.S. BANK TRUST NATIONAL ASSOCIATION,
                                    as Warrant Agent

                               By:
                                   Authorized Signatory

                       FORM OF SUBSCRIPTION

          [To be executed only upon exercise of Warrants]

To    CorTS(R)Trust For Verizon Global Funding Notes

           U.S. Bank Trust National Association, as Trustee
           100 Wall Street, Suite 1600
           New York, New York  10005
           Attention: Corporate Trust

      The  undersigned   registered   holder  of  the  within  Call
Warrant,  having  previously  given  notice  thereof in  accordance with the terms of the Call Warrant,  hereby  irrevocably  exercises
Warrant(s)  for, and purchases  pursuant  thereto,  the Term Assets receivable  upon such  exercise,  and  herewith  makes  payment  of
$1,000 per Warrant  therefor,  and  requests  that such Term Assets be  transferred  to _______________________________________________
[insert  information  required  for  transfer of Term  Assets].  In connection  therewith,  the undersigned hereby certifies that it is solvent as of the date  hereof,  as  required by Section I.1 of the
Call Warrant.

Dated:

           (Signature  must  conform  in all  respects  to  name of
holder as specified on the face of Warrant)

           (Street Address)
           (City)(State)(Zip Code)

                        FORM OF ASSIGNMENT

        [To be executed only upon transfer of Call Warrant]

For  value  received,  the  undersigned  registered  holder  of the within  Call  Warrant  hereby  sells,  assigns and  transfers  unto
_______________________________________________________________ the
____________________  Warrant(s) [Must be whole number] to purchase
Term  Assets  to which  such Call  Warrant  relates,  and  appoints
Attorney to make such  transfer  on the books of the Warrant  Agent maintained  for such purpose,  with full power of  substitution  in the premises.

Dated:

           (Signature  must  conform  in all  respects  to  name of
holder as specified on the face of Warrant)

           (Street Address)
           (City)(State)(Zip Code)

Signed in the presence of:

                            Schedule 1

                        To the Call Warrant

$_________   aggregate  principal  amount  of  7.75%  Notes  ,  due
December 1, 2030 issued by Verizon Global Funding Corp.

                                                          EXHIBIT F

                   FORM OF CLASS B CERTIFICATES

THIS CLASS B  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE  REGISTERED
UNDER THE UNITED  STATES  SECURITIES  ACT OF 1933,  AS AMENDED (THE
"SECURITIES  ACT"), AND HAS NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE  COMMISSION OR ANY REGULATORY  AUTHORITY OF
ANY  STATE.  THIS CLASS B  CERTIFICATE  HAS BEEN  OFFERED  AND SOLD
PRIVATELY.  AS A RESULT,  THE CLASS B  CERTIFICATE  IS  SUBJECT  TO
RESTRICTIONS   ON   TRANSFER.   PERSONS   ACQUIRING   ANY  CLASS  B
CERTIFICATES MUST BE QUALIFIED  INSTITUTIONAL  BUYERS AS DEFINED IN
RULE  144A  PROMULGATED  UNDER  THE  SECURITIES  ACT  OF  1933,  AS
AMENDED.

THIS CLASS B CERTIFICATE  REPRESENTS  AN UNDIVIDED  INTEREST IN THE
TRUST AND DOES NOT  EVIDENCE AN  OBLIGATION  OF, OR AN INTEREST IN,
AND IS NOT  GUARANTEED  BY THE  DEPOSITOR  OR THE TRUSTEE OR ANY OF
THEIR  RESPECTIVE  AFFILIATES.  NEITHER  THIS  CLASS B  CERTIFICATE
NOR  THE  TRUST   ASSETS   ARE   INSURED  OR   GUARANTEED   BY  ANY
GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS  THIS CLASS B  CERTIFICATE  IS  PRESENTED  BY AN  AUTHORIZED
REPRESENTATIVE  OF  THE  DEPOSITORY  TRUST  COMPANY,   A  NEW  YORK
CORPORATION  ("DTC")  OR ITS AGENT FOR  REGISTRATION  OF  TRANSFER,
EXCHANGE,  OR  PAYMENT,  AND ANY  CLASS  B  CERTIFICATE  ISSUED  IS
REGISTERED  IN THE NAME OF CEDE & CO. OR IN SUCH  OTHER  NAME AS IS
REQUESTED BY AN AUTHORIZED  REPRESENTATIVE  OF DTC (AND ANY PAYMENT
IS MADE TO CEDE & CO. OR TO SUCH OTHER  ENTITY AS IS  REQUESTED  BY
AN AUTHORIZED  REPRESENTATIVE  OF DTC),  ANY TRANSFER,  PLEDGE,  OR
OTHER USE  HEREOF  FOR VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL  INASMUCH AS THE REGISTERED OWNER HEREOF,  CEDE & CO., HAS
AN INTEREST HEREIN.

CERTIFICATE NUMBER
CUSIP:                                              Notional Amount

                    CORTS(R)CLASS B CERTIFICATES

evidencing an undivided  interest in the Trust,  as defined  below, the assets of which  include  7.75%  Notes , due  December 1, 2030, issued by Verizon Global Funding Corp.

This Class B  Certificate  does not  represent  an  interest  in or obligation of the Depositor or any of its affiliates.

                                F-1

      THIS CERTIFIES  THAT CEDE & CO. is the registered  owner of a
nonassessable,   fully-paid,   fractional   undivided  interest  in
CorTS(R)Trust For Verizon Global Funding Notes (the "Trust")  formed by Structured Products Corp., as depositor (the "Depositor").

      The Trust was  created  pursuant  to a Base Trust  Agreement, dated as of December  15, 2000 (as  amended and  supplemented,  the
"Agreement"),  between the Depositor  and U.S. Bank Trust  National
Association,   a   national   banking   association,   not  in  its
individual  capacity  but solely as  Trustee  (the  "Trustee"),  as supplemented  by the  CorTS(R)Supplement  2002-8,  dated as of June
28,  2002  (the  "Series   Supplement"   and,   together  with  the
Agreement,  the "Trust  Agreement"),  between the Depositor and the
Trustee.  This Class B  Certificate  does not purport to  summarize the Trust  Agreement  and  reference  is  hereby  made to the Trust
Agreement for  information  with respect to the interests,  rights, benefits,  obligations,  proceeds and duties  evidenced  hereby and the rights,  duties and  obligations  of the Trustee  with  respect hereto.  A copy of the Trust  Agreement  may be  obtained  from the
Trustee by written  request  sent to the  Corporate  Trust  Office.
Capitalized  terms used but not defined  herein  have the  meanings assigned to them in the Trust Agreement.

      This  Class  B  Certificate  is one of  the  duly  authorized
Certificates  designated as "CorTS(R)Class B  Certificates"  (herein called  the  "Class B  Certificate"  or  "Class  B  Certificates").
This  Class B  Certificate  is issued  under and is  subject to the terms,  provisions and conditions of the Trust Agreement,  to which
Trust  Agreement the Holder of this Class B  Certificate  by virtue of the  acceptance  hereof  assents  and by which  such  Holder  is bound.  The  assets of the Trust  include  the Term  Assets and all proceeds  of the Term  Assets.  Additional  Term Assets may be sold
to  the  Trustee  and  additional   Class  B  Certificates  may  be
authenticated  and  delivered  from time to time as provided in the
Trust Agreement,  which additional Class B Certificates  shall rank
pari  passu  with  all  other  Class  B   Certificates   issued  in
accordance with the Series Supplement.

      Under the Trust Agreement,  there shall be distributed on the dates  specified in the Trust  Agreement (a  "Distribution  Date"),
to  the  person  in  whose  name  this  Class  B   Certificate   is
registered  at the close of business on the  related  Record  Date, such Class B  Certificateholder's  fractional undivided interest in the  amount  of  interest  distributions  of the Term  Assets to be distributed  to  Class B  Certificateholders  on such  Distribution
Date.  The Term Assets will pay  interest on June 1 and  December 1 of each year,  except that the final  payment of  interest  will be
on  December  1,  2030,   with  the  next  interest   payment  date
occurring  on  December  1, 2002.  The Class B  Certificate  has no
interest in any principal of, or premium on, the Term Assets.

      The  distributions in respect of this Class B Certificate are payable in such coin or  currency  of the United  States of America as at the time of  payment is legal  tender  for  payment of public and private debts as set forth in the Series Trust Agreement.

      The Term  Assets  held by the Trust are  subject to rights of the Warrantholders,  as provided for in the Series Supplement,  and
each  Class  B   Certificateholder,   by  accepting   its  Class  B
Certificate,  acknowledges  such rights and the  possibility  of an early  redemption of the Class B  Certificates  in accordance  with the terms of the Series Supplement.

                                F-2

      It  is  the   intent   of  the   Depositor,   the   Class   A
Certificateholders  and the  Class B  Certificateholders  that  the
Trust will be  classified  as a grantor trust under subpart E, Part
I of  subchapter  J of  the  Internal  Revenue  Code  of  1986,  as
amended,   and  failing  that,  as  a  partnership  (other  than  a
publicly  traded  partnership  treated  as a  corporation).  In the
event  that  the  Trust  is   characterized   by  appropriate   tax
authorities  as a  partnership  for  federal  income tax  purposes, each  Certificateholder,  by its  acceptance  of  its  Certificate, agrees  to report  its  respective  share of the  items of  income, deductions,  and  credits  of the Trust on its  respective  returns
(making  such   elections  as  to   individual   items  as  may  be
appropriate)  in  accordance  with  Treasury   Regulations  Section
1.761-2(b)  (i.e.,  in a manner  consistent  with the  exclusion of
the   Trust   from   partnership   tax   accounting).   In   mutual
consideration   for   each   Certificateholder's   purchase   of  a
Certificate,  each  such  Certificateholder  is deemed to agree not to  delegate  (for a period  of more than one  year)  authority  to purchase,  sell or exchange its  Certificate to any person.  Except as  otherwise  required  by  appropriate  taxing  authorities,  the
Depositor and the Trustee,  by executing the Trust  Agreement,  and each  Class  B  Certificateholder,  by  acceptance  of  a  Class  B
Certificate,  agrees to treat,  and to take no action  inconsistent with such  intentions  and the  provisions  of the Trust  Agreement shall be interpreted to further these intentions of the parties.

      Each Class B Certificateholder,  by its acceptance of a Class
B   Certificate,   covenants   and   agrees   that  such   Class  B
Certificateholder  shall  not,  prior to the date which is one year
and  one  day  after  the  termination  of  the  Trust   Agreement,
acquiesce,  petition or otherwise  invoke or cause the Depositor to invoke the process of any court or  governmental  authority for the purpose of  commencing  or  sustaining a case against the Depositor under any federal or state bankruptcy,  insolvency,  reorganization or similar  law or  appointing  a receiver,  liquidator,  assignee, trustee,  custodian,  sequestrator or other similar official of the
Depositor  or any  substantial  part of its  property,  or ordering the winding up or liquidation of the affairs of the Depositor.

      The  Trust  Agreement  permits  the  amendment  thereof,   in
certain  circumstances,  without  the consent of the Holders of any of the Class B Certificates.

      Unless the  certificate of  authentication  hereon shall have been  executed  by an  authorized  officer of the Trustee by manual signature,  this Class B  Certificate  shall not entitle the Holder hereof to any  benefit  under the Trust  Agreement  or be valid for any purpose.

      A copy of the Trust  Agreement is available  upon request and all  of  its  terms  and  conditions  are  hereby  incorporated  by reference and made a part hereof.

      THIS CLASS B  CERTIFICATE  SHALL BE CONSTRUED  IN  ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK,  WITHOUT  REFERENCE  TO ITS
CONFLICT  OF  LAW  PROVISIONS,  AND  THE  OBLIGATIONS,  RIGHTS  AND
REMEDIES  OF  THE  PARTIES   HEREUNDER   SHALL  BE   DETERMINED  IN
ACCORDANCE WITH SUCH LAWS.

                                F-3

      IN WITNESS  WHEREOF,  the  Trustee  has  caused  this Class B
Certificate  to  be  duly  executed  by  its  manual  or  facsimile signature.

                               U.S. BANK TRUST NATIONAL ASSOCIATION,
                               not in its  individual capacity  but solely as
                               Trustee  and Authenticating Agent

                               By: ___________________________________
                                         Authorized Signatory